GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Contents

1

SUMMARY

1-1

2

INTRODUCTION AND TERMS OF REFERENCE

2-1

2.1  Qualified Persons

2-1

2.2  Site Visit

2-2

2.3 Previous Technical Reports

2-2

3

RELIANCE ON OTHER EXPERTS

3-1

3.1  Mineral Tenure

3-1

3.2  Permitting

3-1

3.3  General

3-1

4

PROPERTY DESCRIPTION AND LOCATION

4-1

4.1  Location

4-1

4.2  Name Change

4-1

4.3  Property Title and Land Tenure

4-1

4.4  Environmental and Socio-Economic Issues

4-6

4.5  Government Policy and Outlook Regarding the Mining Industry

4-6

5

ACCESSIBILITY, PHYSIOGRAPHY, CLIMATE, INFRASTRUCTURE, SECURITY

5-1

5.1  Access

5-1

5.2  Physiography

5-1

5.3  Climate

5-3

5.4  Local Resources and Infrastructure

5-3

5.5  Security

5-3

6

EXPLORATION HISTORY

6-1

6.1  Property-Scale Exploration History

6-1

7

GEOLOGICAL SETTING

7-1

7.1  Regional Geology

7-1

7.2  Property Geology

7-5

7.2.1  Lithological Descriptions of Individual Rock Formations

7-6

8

DEPOSIT TYPES

8-1

8.1  Metamorphosed Black Shale Deposit

8-1

8.2  Roll Front Deposit

8-3

9

MINERALIZATION

9-1

10

EXPLORATION

10-1

10.1  2008 Diamond Drill Results

10-1

10.2  Soil XRF

10-1

i

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

10.3  Radiometrics

10-1

10.4  Trenching Program

10-5

11

DIAMOND DRILLING

11-1

11.1  Uranium Star 2008 Diamond Drill Program

11-1

11.1.1  Diamond Drill Contractor

11-1

11.1.2  Core Handling Procedures

11-1

11.1.3  Core Logging

11-4

11.1.4  Core Recovery

11-4

11.1.5  Core Photography

11-4

11.1.6  Collar Survey

11-4

11.1.7  Down Hole Surveys

11-5

11.1.8  Geotechnical Logging

11-5

11.1.9  Diamond Drill Results

11-5

12

SAMPLING METHOD AND APPROACH

12-1

12.1  X-Ray Fluorescence Analysis

12-1

12.2  Standard Sampling

12-1

12.2.1  Trench Sampling

12-1

12.3  2008 Diamond Drill Sampling

12-2

13

SAMPLE PREPARATION, ANALYSIS, AND SECURITY

13-1

14

DATA VERIFICATION

14-1

14.1  Database

14-1

14.2  Collar and Down Hole Surveys

14-1

14.3  Drill Logs

14-1

14.4  Assays

14-1

14.5  Density

14-2

14.6  Assay QA/QC

14-2

14.6.1  Standard Reference Material

14-2

14.6.2  TH01

14-3

14.6.3  TH02

14-4

14.6.4  Duplicates

14-4

14.6.5  Blanks

14-5

14.7  XRF QA/QC Procedures

14-5

15

ADJACENT PROPERTIES

15-1

16

MINERAL PROCESSING AND METALLURGICAL TESTING

16-1

16.1  Microlithics Heavy Liquid Separation Analysis

16-1

16.2  SGS Minerals Services (Lakefield) Work

16-3

16.2.1  Sample Preparation

16-3

16.2.2   Head Assay

16-5

16.2.3   Leaching Tests

16-5

16.3  Desktop Study Metallurgical Support Program

16-11

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

17

MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

17-1

18

OTHER RELEVANT DATA AND INFORMATION

18-1

19

ADDITIONAL NEEDS FOR DEVELOPMENT AND PRODUCTION PROPERTIES

19-1

20

INTERPRETATION AND CONCLUSIONS

20-1

21

RECOMMENDATIONS

21-1

22

CERTIFICATES

22-1

22.1

Certificate of Qualification – Todd McCracken

22-1

22.2

Certificate of Qualifications – Andy Holloway

22-2

23

REFERENCES

23-1

Tables

Table 2-1:

QPs Sections Review and Responsibility

2-1

Table 4-1:

Claims Status

4-3

Table 6-1:

Historical Activities

6-2

Table 10-1:

Summary of the Trench Assay Data

10-8

Table 11-1:

Diamond Drill Hole Data

11-2

Table 11-2:

DDH Intercepts

11-7

Table 14-1:

Drill Core Assay Duplicates

14-1

Table 16-1:

ALS / Microlithics Analytical Results

16-3

Table 16-2:

Uranium Star Feed Batch Information

16-4

Table 16-3:

Ore Compositing Details

16-4

Table 16-4:

Particle Size and Specific Gravity

16-4

Table 16-5:

Head Assays

16-6

Table 16-6:

Average Test Conditions

16-7

Table 16-7:

Metal Extraction Data

16-9

Table 16-8:

Vanadium Solution Analyses

16-9

Table 16-9:

Impurity Solution (final PLS only) Levels

16-9

Table 16-10:

Vanadium Partial Residue Analyses

16-9

Table 16-11:

Precipitate Analysis

16-10

Table 21-1:

Drill Hole Plan

21-1

Table 21-2:

Exploration Budget

21-3

Figures

Figure 4-1:

Property Location

4-2

Figure 4-2:

Land Claims

4-4

Figure 5-1:

Road Access to the Green Giant Property from the Town of Toliara

5-2

Figure 7-1:

Country Geology – Geological Blocks

7-2

Figure 7-2:

Tectono-Metamorphic Units of the Precambrian Terrain of Madagascar

7-3

Figure 7-3:

Project Geology

7-7

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Figure 8-1:

Relative Mobility of Elements in a Secondary Environment (Levinson, 1974)

8-2

Figure 10-1:

Vanadium Targets

10-2

Figure 10-2:

Soil XRF Survey

10-3

Figure 10-3:

Radiometric Survey

10-4

Figure 10-4:

Trench Locations

10-6

Figure 11-1:

Diamond Drill Collar Locations

11-3

Figure 14-1:

TH01

14-3

Figure 14-2:

TH02

14-4

Figure 14-3:

Duplicate Pass-Fail

14-5

Figure 16-1:

Particle Size Distributions

16-5

Figure 16-2:

Vanadium Extraction vs. Time

16-8

Figure 16-3:

Residue Assay vs. Time

16-8

Figure 21-1:

Drill Hole Plan

21-2

Appendices

Appendix A

Mapped Trenches

Appendix B

Drill Sections

Appendix C

Certificates of Standards

Appendix D

SGS Metallurgical Report

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Glossary

Abbreviations, Symbols, and Acronyms

Sulphuric Acid

H2SO4

Agence de Promotion du Secteur Minier

ASPM

Betsimisaraka Suture

BS

Bureau du Cadastre Minier de Madagascar

BCMM

Cobalt

Co

Copper

Cu

Diamond Drill Hole

DDH

Free Acid Titration

FAT

Free Acid

FA

Gigaannum

Ga

Gold

Au

Hydrochloric Acid

HCl

Induced Coupled Plasma

ICP

Madagascar Minerals & Resources SARL

MMR

Ariary Madagascan Currency

MGA

National Instrument 43-101

NI 43-101

PEG Mining Consultants Inc.

PEG

Projet de Gouvernances des Ressources Minérales

PGRM program

Projet de Reforme du Secteur Minier

PRSM program

Qualified Persons

QPs

Quality Assurance/Quality Control

QA/QC

Rock Quality Description

RQD

Silver

Ag

Special Advisory Committee

SAC

Taiga Consultants Ltd.

Taiga

Three Dimensional

3D

Universal Transverse Mercator

UTM

Uranium Star Corporation

Uranium Star

Uranium Star Minerals SARL

USM

Vanadium

V

Vanadium Pentoxide

V2O5

Volcanic Massive Sulphide

VMS

Whole Rock Analysis

WRA

v

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

X-Ray Fluorescence

XRF

Units of Measure

Centimetres

cm

Degrees

°

Degrees Celsius

°C

Feet

ft

Grams

g

Grams per litre

g/L

Hectares

ha

Kilogram per tonne

kg/t

Kilograms

kg

Kilovolt-amp

KVA

Metre

m

Metres above sea level

masl

Milligrams per litre

mg/L

Millilitres

mL

Million tonnes

Mt

Part per billion

ppb

Parts per million

ppm

10,000 parts per million = 1%

ppm vs %

Percent

%

Tonne

t

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

SUMMARY

The Green Giant project comprises claims located in south-central Madagascar, 145 km southeast of the city of Toliara, in the Tulear region/Fotadrevo, covering an area of 225 km2 situated in two separate blocks.  Uranium Star Corporation (Uranium Star) has acquired a 100% interest in the property from Madagascar Minerals and Resources (MMR).

The property is located in an area that has abundant access via a network of seasonal secondary roads radiating outward from the village of Fotadrevo.  Fotadrevo in turn has access to a regional road system that leads to the regional capital of Toliara.  Dry semi-desert climate subjected to seasonal cyclonic rainfall characterize the region and the property.  The rocks in the region are oxidized to a shallow depth, usually less than 10 m.

The property is underlain by highly metamorphosed and sheared quarto-feldspathic ± biotite ± garnet gneisses, metasedimentary rocks (marble, chert, quartzite and iron formation), hornblende biotite gneiss and minor amphibolite, graphitic schist and granitoid generally striking 010o.  Two main directions of faulting occur on the property, parallel to foliation and 320o.  There are no known historic mineral occurrences on the property.

Uranium Star retained Taiga Consultants Ltd. (Taiga) to manage the exploration activities of the Green Giant Project and PEG Mining Consulting (PEG) to complete an independent review and produce this report.  The Green Giant project is an exploration stage property as there are no known mineral resources of any kind within its boundaries.  The property is composed of two separate groups of four and two Research Permits respectively.  The focus of this report is the evaluation of the four more southerly permits that make up the Green Giant project.

Universal Transverse Mercator (UTM) coordinates are used within this report, and are reported in UTM zone 38S, WGS 84datum.

Uranium Star initially completed a Joint Venture agreement with Madagascar Minerals & Resources SARL (MMR) of Madagascar for a 75% interest in the Green Giant project. A subsequent Purchase & Sale agreement for the remaining 25% has resulted in Uranium Star now owning a 100% interest in the property.

Work completed on the Green Giant Property in 2007 and 2008 has been detailed in Scherba, C, and Chisholm, R.E. (2008) and Scherba, C., and Aussant C.H. (2009).

A series of high-grade metamorphic gneisses of sedimentary and felsic to intermediate volcanic origin underlain the project area.  Geochemical analysis indicated the project had the potential to host VMS style mineralization.

  Page 1-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

The 2008 diamond drilling program did not identify any significant VMS or gold mineralization during the course of exploration but did, however, test and confirm two radiometric-geochemical vanadium trends (interpreted to be the same stratigraphic horizon) which extend for a number of kilometres.

The discovery of potentially economic vanadium mineralization on the property changed the focus of the 2008 diamond-drilling program.  Through a combination of prospecting, ground based scintillometer surveying, and analysis of a published airborne radiometric survey, five extensive vanadium-bearing trends were identified during the 2008 exploration program.  These vanadiferous trends are theorized to have formed in a black shale or paleo-roll-front environment before being subjected to regional granulite facies metamorphism. The tenor of vanadium encountered in drill core coupled with the areal extent of vanadium-bearing trends, indicates the Green Giant project has the potential to host a significant vanadium deposit.

A petrologic study of the primary mineralized material was completed which indicated that the majority of the vanadium is present in silicate minerals below the weathered zone.  A heavy liquid mineral separation test was run to see if a vanadium concentrate could be extracted.  It was found that vanadium minerals could not be preferentially concentrated by heavy liquid methods.  Subsequently a series of preliminary metallurgical tests were completed on mineralized drill-core reject-material and this test work indicates that the silicate material preferentially liberates vanadium under acid attack.  In the case of both oxidized and fresh material, it was found that the mineralization is not refractory although a final extraction process has not been determined.

Assuming that the Jaky, Manga, and Mainty Zones form a continuous strike length of +18 km that they are in the order of 50 m wide and have been intersected by drilling to depths approaching 150 m the following range of conservative tonnage estimates is postulated:

Strike length

6,000 m

12,000 m
Width

50 m

50 m
Depth

100 m

100 m
SG

2.5

2.5
Potential tonnes

75 M

150 M

The mineralized dimensions and tonnages reflected above are purely conceptual in nature and have insufficient exploration data to generate a properly defined resource.  A significant amount of drilling will be required to confirm the above estimates.  Subsequent exploration work should be geared towards developing a deposit model and generating a resource estimate.

  Page 1-2

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

The property merits an aggressive exploration program consisting of exploratory and infill diamond drilling over vanadium‐bearing zones identified by diamond drilling in 2008 and in trenching completed in the first half of 2009.  The goal of the program should be to establish a vanadium resource in the Jaky and Mainty Zones at a minimum.  It is expected this work will require 4,000 m of diamond drilling at minimum.  If this exploration is successful it is clear that additional drilling will be required to detail the limits of mineralisation identified at surface in the 2009 trenching program.

It is also recommended that additional metallurgical work be undertaken and that initial environmental, engineering and socio-economic studies commence.

The expected cost of the recommended next phase of exploration is US$1,202,000 as outlined in the budget contained in the body of this report.

  Page 1-3

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

INTRODUCTION AND TERMS OF REFERENCE

Ms. Julie Lee Harrs, President and COO of Uranium Star Corporation (Uranium Star) commissioned this report to review the recent exploration results of the Green Giant Project, located in southern Madagascar.

PEG Mining Consulting Inc. (PEG) has been retained to prepare an independent technical report in compliance with National Instrument 43–101, Standards of Disclosure for Mineral Projects (NI 43–101).  Taiga Consultants Ltd. (Taiga), manages all exploration activities of the Green Giant Project since 2007.  The project is in exploration stage and there are no known mineral resources of any kind within its boundaries.  The property is composed of two separate groups of four and two Research Permits respectively.  The focus of this report is the evaluation of the four southernmost permits that make up the Green Giant project proper.

PEG understands Uranium Star will use this report in support of the disclosure and filing requirements with the Canadian Securities Regulators.

Unless specified, all measurements in this Technical Report use the metric system.  The report currency is expressed in US dollars.

Universal Transverse Mercator (UTM) coordinates are used within this report, and are reported in UTM zone 38S, WGS 84datum.

2.1

Qualified Persons

Table 2-1 shows a list of the Qualified Persons (QPs), as defined in NI 43–101 and in compliance with Form 43–101 F1 (the “Technical Report”), responsible for the preparation of this report.

Table2-1-:

QPs Sections Review and Responsibility

Qualified Person	Site Visit	Report Sections of Responsibility
Todd McCracken	October 7 to 16, 2009	Sections 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 17, 18 19, 20, 21, 22, and 23, and those portions of the summary, conclusions and recommendations that pertain to these sections
Andy Holloway	N/A	Section 16

  Page 2-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

2.2

Site Visit

Todd McCracken P.Geo., visited the property to conduct an independent review during October 7 to 16, 2009, on behalf of Uranium Star.

Only results up to September 2009 have been received and reviewed.

2.3

Previous Technical Reports

One formal technical report titled, Three Horses Exploration 43-101 Report 2008 (Scherba and Chisholm, 2008) has been filed on the Green Giant project.  Numerous internal technical reports have been generated on behalf of Uranium Star.

  Page 2-2

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

RELIANCE ON OTHER EXPERTS

PEG has followed standard professional procedures in preparing the content of this report.  Data used in this report has been verified where possible and this report is based on information believed to be accurate at the time of its completion.

The QPs, authors of this Technical Report state that they are qualified persons for those areas as identified in the appropriate QP “Certificate of Qualified Person” attached to this report.  The authors have relied on and disclaim responsibility for information derived from the following reports pertaining to mineral rights permitting issues.

3.1

Mineral Tenure

PEG’s QPs have not reviewed the mineral tenure nor have independently verified the legal status or ownership of the Project area or underlying property agreements.  PEG has relied on Uranium Star experts and independent experts retained by Uranium Star.

3.2

Permitting

PEG’s QPs have relied on information regarding the status of the current permits through opinions and data supplied by Uranium Star representatives, and by independent experts retained by Uranium Star.

3.3

General

Property information in this report is sourced from photocopies of official documents held by Uranium Star Corporation and information supplied by Uranium Star Corporation.  The authors are not responsible for the accuracy of any property data and do not make any claim or state any opinion as to the validity of the property disposition described herein.

For the preparation of this report, the authors have relied on maps, documents, and electronic files generated by the current and past exploration crews, contributing consultants, and service providers working under their supervision.  To the extent possible under the mandate of a NI 43-101 review, the data has been verified with regard to the material facts relating to the prospectiveness of the property reviewed in this report.

  Page 3-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

PROPERTY DESCRIPTION AND LOCATION

4.1

Location

The Green Giant Project is located in south-central Madagascar, 145 km southeast of the city of Toliara, in the Tulear region/Fotadrevo (Figure 4-1).  The property comprises an area of 225 km2 situated in two separate blocks.  The project is centred on UTM coordinates 510,000 E 7,350,000 N (UTM WGS 84).  The property comprises 36 individual “old style” squares.  Madagascar designates individual claims by a central LaBorde UTM location point, comprising a square with an area of 6.25 km2, the block area extending 1.25 km in all directions from this central point.

The village of Fotadrevo is situated within the southwestern edge of the southern Green Giant project block.

4.2

Name Change

During the course of the exploration programs, Uranium Star has changed the name of the project from Three Horses to Green Giant in the spring of 2009.

4.3

Property Title and Land Tenure

The claims were previously held in the name of MMR controlled by Director Cyriaque Mamy Cheung of Antananarivo.  A Joint Venture agreement was entered into with MMR in 2007, which resulted in the company owning a 75% interest in the Green Giant property.

Uranium Star Minerals SARL (USM), a locally incorporated company, currently holds 100% of the rights to the property (see Table 4-1 and Figure 4-2).  THB Venture Ltd., a wholly owned subsidiary of Uranium Star Corp. incorporated in Mauritius, in turn owns USM 100%.

Uranium Star reports that URST and MMR completed a purchase and sale agreement on July 9th, 2009, which gave URST the exclusive right to purchase the remaining 25% of the Green Giant project from MMR for the sum of US$100,000.  In conjunction with the transaction, URST agreed to grant MMR a 2% NSR Royalty with URST having a “buyback” option, but not an obligation to purchase the first 1% of the NSR for US$500,000.  Upon exercising its option to purchase the first 1%, URST then has a further “buyback” option, but not an obligation to purchase the second 1% of the NSR for US$1,000,000.  Payments for the purchase of the NSR are payable in cash or equivalent shares at URST’s sole discretion.

  Page 4-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

                                                                                    Figure 4-1:

                                                                                         Property Location

Madagascar
Province (faritany) boundary
National capital
Province (faritany) capital
Railroad
Road
Track
0 50 100 Kilometers
0 50 100 Miles
Transverse Mercator Projection
Three Horses Property
MOZAMBIQUE
COMOROS
Mozambique Channel
INDIAN OCEAN
Moroni
Grande Comore
Mohéli
Anjouan
Mayotte
(administered by FRANCE, claimed by COMOROS)
Glorioso Islands (FRANCE)
Juan de Nova Island (FRANCE)
Bassas da India (FRANCE)
Europa Island (FRANCE)
ANTSIRANANA
MAHAJANGA
ANTANANARIVO
TOAMASINA
FIANARANTSOA
TOLIARA
Antsiranana
Mahajanga
Antananarivo
Toamasina
Fianarantsoa
Toliara
Antsirabe
Morondava
Maintirano
Toliara
Tolañaro
Ampanihy
Betroka
Ihosy
Manakara
Farafangana
Mananjary
Sambava
Antalaha
Base 802924AI (C00455) 1-03

  Page 4-2

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Table 4-1:

Claims Status

Permit	Square #	LaBorde Projection		WGS 84, Zone 38 South		Date Granted	Current Year
		X	Y	UTMX	UTMY	dd/mm/yyyy
Green Giant Property
PR12306	21275	253750	231250	500104.92	7341934.36	09/11/2004	5
PR12306	21275	253750	233750	500127.07	7344434.45	09/11/2004	5
PR12306	21275	256250	223750	502538.59	7334411.96	09/11/2004	5
PR12306	21275	256250	226250	502560.72	7336912.05	09/11/2004	5
PR12306	21275	256250	228750	502582.86	7339412.12	09/11/2004	5
PR12306	21275	256250	231250	502605	7341912.21	09/11/2004	5
PR12306	21275	256250	233750	502627.16	7344412.3	09/11/2004	5
PR12306	21275	256250	236250	502649.32	7346912.39	09/11/2004	5
PR12306	21275	256250	238750	502671.49	7349412.48	09/11/2004	5
PR12306	21275	256250	241250	502693.66	7351912.57	09/11/2004	5
PR12306	21275	256250	243750	502715.83	7354412.66	09/11/2004	5
PR12306	21275	258750	223750	505038.66	7334389.84	09/11/2004	5
PR12306	21275	258750	226250	505060.8	7336889.92	09/11/2004	5
PR12306	21275	258750	228750	505082.94	7339389.99	09/11/2004	5
PR12306	21275	258750	231250	505105.08	7341890.06	09/11/2004	5
PR12306	21275	258750	233750	505127.24	7344390.14	09/11/2004	5
PR12306	21275	258750	236250	505149.41	7346890.22	09/11/2004	5
PR12306	21275	258750	238750	505171.57	7349390.31	09/11/2004	5
PR12306	21275	258750	241250	505193.75	7351890.4	09/11/2004	5
PR12306	21275	258750	243750	505215.93	7354390.48	09/11/2004	5
PR12306	21275	261250	231250	507605.16	7341867.91	09/11/2004	5
PR12306	21275	261250	233750	507627.32	7344367.99	09/11/2004	5
PR12306	21275	261250	236250	507649.49	7346868.06	09/11/2004	5
PR12306	21275	261250	238750	507671.65	7349368.14	09/11/2004	5
PR12306	21275	261250	241250	507693.83	7351868.22	09/11/2004	5
PR12306	21275	261250	243750	507716.02	7354368.29	09/11/2004	5
PR12888	129	251250	231250	497604.82	7341956.51	26/01/2005	4
PR12887	128	248750	228750	495082.58	7339478.55	26/01/2005	4
PR12814	126	261250	223750	507538.73	7334367.7	26/01/2005	4
PR12814	126	261250	226250	507560.86	7336867.77	26/01/2005	4
PR12814	126	261250	228750	507583.01	7339367.83	26/01/2005	4
Ianapera Property
PR13020	132	261250	273750	507982.65	7384369.46	26/01/2005	4
PR13021	133	261250	266250	507915.92	7376869.15	26/01/2005	4
PR13021	133	261250	268750	507938.16	7379369.25	26/01/2005	4
PR13021	133	263750	268750	510438.27	7379347.01	26/01/2005	4
PR13021	133	263750	271250	510460.5	7381847.12	26/01/2005	4

  Page 4-3

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

                                                                                                                        Figure 4-2:

                                                                                                            Land Claims

490,000 mE
500,000 mE
510,000 mE
520,000 mE
7,380,000 mN
7,370,000 mN
7,360,000 mN
7,350,000 mN
7,340,000 mN
7,330,000 mN
PR13020
PR13021
PR12306
PR12888
PR12887
PR12814
Ankilimary
Bevaro
Besatrana-Toby
Ankilimarovahatsy
Beambatry
Bemelo
Andakato
Amboromaneno
Mahasoa
Bohaky-Ambany
Soamidriso
Vohimainty
Vohiposa
Besakoa-Avaratra
Vohimary
Ankotika
Ankazoabo
Betampy
Amboatavo
Analamary
Ankily
Anaviavy-Atsimo
Tsanarena
Mandarano
Besakoa
Soaserana
Ankazotelo
Morafeno
Vohitoka
Lazarivo
Antsohamamy
Farezibe
Ampamata
Soakibany
Amboasary
Ankiliabo
Fenoanevo
Betaly
Andranomavo
Beamalo
Soaserana
Sakoambelomy
Anavoha
Ampandrambe
Ankazota
Mandabe
Fotadrevo
Andoharano
Befamoty
Ankilimalangy
Andranomilitsy
Seta
Antanambao
Tsikoakahitsy
Anivorano
0
5
10
kilometres
WGS84 Zone 38 South
Beampemba
Andranotsiriry-Avaratra
N
S
E
TAIGA
Consultants Ltd.
URANIUM STAR

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Uranium Star Minerals, SARL, as a locally incorporated joint venture subsidiary, can apply directly for customs exemptions for importing exploration and development materials.

The claims were acquired by MMR under the rules of the Code Minier 1999.  Some limited amendments have been instituted to the Code by Decret 2005-021, which the Bureau du Cadastre Minier de Madagascar (BCMM) the administration body for mining permits has published in a handout, dated 2006 and available in their office in Antananarivo.  The amendments relate to the reduction of the permit duration (from 10 years to 5) and permitable square size (from 2.5 km x 2.5 km to 625 m x 625 m) and changes to the fees applied.  Upon passage of the new decree, pre-existing old squares were converted to new squares and therefore pre-existing properties are governed by the tenets of new Decret 2005-021.

The updated Decret requires the payment of annual administration fees of Permits Research of 15,000 Ariary (MGA).  The conversion rate (November 10, 2009) is approximately 1,959 Ariary to one US dollar.  Annual fees are equivalent to roughly US$9 for research permits and US$28 for exploitation permits in years one and two.  Administration fees increase each year by multiplying the number of years held by the annual administration fee plus one.  Research permits have an updated duration of five years, which one possibility of two renewals for an additional three years each.  Five of the permits (10 squares) are in Year 3 while one permit (26 squares) is in Year 4, therefore the next administration fee will be 30,000 MGA per square.  Payments of the administration fees are due on March 31 of each year, along with the submission of an activity report.

Reporting requirements of exploration activities carried out by the titleholder on a Research Permit are relatively light.  A titleholder must maintain a diary of events and record the names and dates of persons active on the project.  In addition, a site plan with a scale between 1/100 and 1/10,000 showing “a map of the work completed” must be presented.

Permits ownership is readily transferable.  Upon establishment of a resource, Research Permits are readily transferable into Exploitation Permits by application.

The properties have not been legally surveyed; however, since all claim boundaries conform to the predetermined rectilinear LaBorde Projection grid, these can be readily located on the ground by use of Global Positioning System instruments.

Most current GPS units and software packages do not list LaBorde among their available options and therefore defined shifts have to be employed to display LaBorde data in WGS 84 system.  For convenience all Uranium Star positional data is collected in WGS 84 and if necessary converted back to LaBorde.

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

4.4

Environmental and Socio-Economic Issues

As far as PEG is aware, there are no known previously existing environmental liabilities on the Property.  The history of mining and industrial development in the region is extremely limited.

All surface work requires provincial government permits including camp construction permits.  Exploration has been authorized by a minimum environmental commitment permit (RIM) issued by the Ministry of Mines.

4.5

Government Policy and Outlook Regarding the Mining Industry

The Malagasy Government embarked on an economic revival plan in 2000.  The Ministry of Energy and Mines had initiated already reform through the PRSM program (Projet de Reforme du Secteur Minier) with the introduction of the new Mining Code in 1999 and the establishment of the Mining Titles (Cadastral) Registry (BCMM) in 2000.  These initiatives are already attracting new investors to Madagascar, including both junior and senior mining companies, to explore and develop the country’s mineral endowment within a stable, transparent legal and regulatory framework.

During 2003 in furtherance of its economic policy, the Ministry commenced the 5-year PGRM program (Projet de Gouvernances des Ressources Minérales) with the following objectives:

•

Further improvement and enforcement of the legal and statutory framework, particularly with respect to mining

•

To promote investment in the minerals sector through a dedicated ASPM (Agence de Promotion du Secteur Minier)

•

Improve the geoscientific knowledge of Madagascar through geophysical surveys, geological mapping, and remote sensing with appropriate staff training to support mapping projects

•

Certification of and improvements in marketing gems

•

A community based system for artisanal and small scale mining, called ‘Tan-tsoroka,’ which is intended to help finance and promote sustainable mining activity

•

Together with addressing environmental health and safety issues, the objective is to contribute to poverty reduction.

According to international news sources, in early November, a power-sharing coalition government has agreed to govern the country until the next election, scheduled for late 2010.  Based on information provided by the Company, the Green Giant project has not been adversely affected by the political situation in Madagascar during this past year, nor are there any indications that it will be affected going forward.

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FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Uranium Star has established a Special Advisory Committee (SAC) to manage its Malagasy Government affairs in regard to the Green Giant vanadium project (June 29, 2009, Uranium Star news release). The Committee is chaired by Brian Tobin, P.C., ICD.D of Fraser Milner Casgrain LLP who is expected to render political and financial advice to the Company.  Contributing to the SAC will be Peter Harder, a former senior bureaucrat in the Department of Foreign Affairs and International Trade Canada.  It is expected that the Committee will assist the Company to liaise with the Madagascar government and to also provide direction and assistance in the search for strategic partners and project funding.

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

ACCESSIBILITY, PHYSIOGRAPHY, CLIMATE, INFRASTRUCTURE, SECURITY

5.1

Access

Access is via a 70 km paved road from southeastern Madagascar’s administrative centre Toliara, to the village of Andranovory.  From Andranovory, secondary all season roads are used to travel to Betioky, a distance of 93 km.  From Betioky the property area can be reached by going from Ambatry to Fotadrevo, a distance of 105 km (268 km total), or Betioky to Ejeda then onwards to Fotadrevo, a distance of 161 km (324 km total).  This second route from Ejeda to Fotadrevo is used by heavy transports and during portions of the rainy season, as the other route becomes quickly impassable.  At the height of the rainy season, both routes to Fotadrevo may be largely impassable.  Figure 5-1 shows the road access to the Green Giant Property from the town of Toliara (also called Tulear).

With the construction of an all-weather airstrip at Fotadrevo during the 2008 program, the property is now accessible year-round by air using private aircraft out of Antananarivo.  Flying times to the Property are roughly 2.5 h from Antananarivo and 45 min from Toliara.

The capital, Antananarivo, is currently serviced by Air France out of Paris, South African Airways service to Johannesburg, Air Mauritius to Mauritius; Air Madagascar also provides services to Paris, Johannesburg, Mauritius, Nairobi, and Reunion.  Air Madagascar also has infrequent flights servicing Bangkok and Milan; Domestically, Air Madagascar has regularly scheduled jet and propjet flights throughout the country, including daily flights between Antananarivo and Toliara.

5.2

Physiography

The Green Giant project area is covered by sparse vegetation with scattered termite mounds fairly common, especially over the Fotadrevo Plateau an area of laterite that dominates the central portion of the property.  Grass cover is widespread and trees are widely spaced.  Outcrop is fairly extensive.  In areas of lower relief, alluvial cover is generally shallow and bedrock and/or float are readily observable.  The property encompasses an area of primarily flat to rolling desert-/savannah-like plains with the plateau of Fotadrevo composed of shallow iron-rich clay, overlying the east-central portion of the property.  Elevations range between 500 and 550 masl.

  Page 5-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

                                                                                                                    Figure 5-1:

                                                                                        Road Access to the Green Giant Property from the Town of Toliara

350,000 mE
400,000 mE
450,000 mE
500,000 mE
550,000 mE
7,450,000 mN
7,400,000 mN
7,350,000 mN
7,300,000 mN
N
S
W
E
TAIGA
Consultants Ltd.
Andranovory
Paved Road
Toliara
Betioky
Ianapera
Ambatry
Former Rail Line
Three Horses
Property
Fotadrevo
Bekily
Ejeda
Property Access Legend
Property Access Route
All Season Route
Seasonal Track
Property Boundary
City/Town
Airport
Port
0
20
40
kilometres
WGS84 Zone 38 South
URANIUM
STAR

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Typical of the tropics the surface is subject to lateritic type weathering; however, full laterite profiles are rarely developed within the south climactic zone.  It is assumed that aggressive erosion occurs during the cyclone season, which strips weathered material from the profile and prevents complete, fully developed laterite zones from forming.  The recent drilling on the property indicated that the weathered profile is less than 10 m thick in the region, which is roughly one third of that seen in other parts of the island and on the adjacent African continent.  This should be kept in mind as it is bound to have significant effects in regards to interpretation of exploration data.

5.3

Climate

Five climatic zones divide Madagascar.  The Green Giant project falls within the semi-desertic ‘South’ zone, with elevated temperatures year round peaking in the hot season at an average of +30oC.  The climate is dominated by the south-eastern trade winds that originate in the Indian Ocean anticyclone, a centre of high atmospheric pressure that seasonally changes its position over the ocean.  Madagascar has two seasons, a hot, rainy season from December to March/April, and a cooler dry season from April/May to November.  Total rainfall is sparse within the property area ranging from a yearly precipitation of 30 cm to 50 cm.  The rainy season causes difficulty in travels off the main highway.

5.4

Local Resources and Infrastructure

The village of Fotadrevo is located within the southwestern edge of the property area.  The village has been a labour source during the exploration programs carried on the property, and would likely provide a workforce during any future exploration and development.  A few basic goods are commercially available in the village; however, the main centre for support of exploration and development is from the city of Toliara.

A cell telephone tower is located in the village of Fotadrevo and provides convenient coverage for much of the property.

No potable water is currently available within the project area.  A water well of 123 mm in diameter, has been drilled to a depth of 42 m within the camp compound.  This well can provide the camp with non-potable water.

Two 40 KVA diesel powered generators provide power to the camp facility.

5.5

Security

Madagascar is an island and as a result, no border issues or conflicts are known that might affect operations, security, or title in the region.  On March 18, 2009, the elected government of Marc Ravalomanana of the TIKO party was ejected from office by a popular uprising supported by the Madagascar military.  His government was replaced by an interim civilian government named the “High Authority for Transition” led by Andry Rajoelina.  The authors are aware that initial plans for a presidential election are currently being formulated; however, a specific election date has not been set.

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FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Security of personnel is a company policy directed by management.  Considering that the area is predominantly rural, few police or other security patrols are common in the area.  There is always a small possibility that local criminal activity might affect operations and to mitigate this, the company employs the local military forces to accompany field parties away from secure areas.  The Madagascar government provides a requested number of regular military troops, at minimum cost to Uranium Star, to ensure security on the property, the work site, and the company’s equipment.

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

EXPLORATION HISTORY

In 1985, BRGM produced a country scale compilation of all exploration and mineral inventory data in their files in a three-volume set.  Relatively little exploration and development work was completed in Madagascar after this until relatively recent times and therefore, the volumes are key to retracing historical and comprehensive work.  Following independence in 1960, archival research did not reveal evidence of mineral exploration in modern times within the Green Giant region.

A series of excellent 1/100,000 scale geological maps (1952-53) are available for the region surrounding the property (Fotadrevo-Bekily, Ianapera, Sakamena-Sakoa).  The property area is covered by 1/100,000 scale topographic map #H-60 Fotadrevo.

6.1

Property-Scale Exploration History

Prior to the exploration work completed by Uranium Star in 2007, there is no record of any previous mining or significant exploration activity within the Green Giant Project area.  There is local evidence of minor artisanal works and of small exploratory pits for gems and gold made by the local population.

Uranium Star retained Taiga Consultants Ltd. of Calgary since 2007, to manage exploration activities on the Green Giant Project.  Table 6-1 shows a summary of the exploration activities on the Green Giant property.

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Table 6-1:

Historical Activities

Date	Activity	Company Responsible
2007

Stream sediment sampling (182 samples)

Soil sampling (7.5 line km for 1,684 samples)

Prospecting (226 grab samples)

Property wide reconnaissance mapping (1:25000 scale)

Detailed geological mapping on selected targets (1:5000 scale)

Trenching (11 trenches for 525 m)

Construction of camp

Construction of gravel airstrip

Repair road from camp to airstrip

Taiga Consulting
	Remote Sensing interpretation	ERSI Earth Resource Surveys Inc.
	Airborne DIGHEM EM and magnetic survey (7,856 line km)	Fugro Airborne Systems
2008

Geological Mapping entire project at 1:10,000 scale

Prospecting (391 grab samples)

Soil sampling (110 line km for 3,509 samples)

Stream sediment sampling (311 samples)

Scintillometer survey (18 km strike length)

Taiga Consulting
	Diamond drilling (31 holes for 4,073 m)	Cartwright Drilling
	Ground HLEM survey (152 km) Ground Magnetics survey (419 km)	Spectral Geophysics

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

GEOLOGICAL SETTING

7.1

Regional Geology

Madagascar can be described as formed by two geological entities, the Precambrian crystalline basement and the much younger overlying Phanerozoic non-metamorphosed sedimentary formations.  The central and eastern two thirds of the island are mainly composed of Archean to Neoproterozoic aged crystalline basement rocks made up of metamorphic schist and gneiss, intruded by granite, and basic igneous rocks.  The basement is ringed by a series of five sedimentary basins ranging in age from Permian to Quaternary age.  To the east, a narrow band of Cretaceous basalt and rhyolite also borders it and large volcanic massifs of Jurassic basalt and rhyolite cut the basement.

The geology of the basement of Madagascar is a complex mélange of inter-continental tectonic blocks made up of ancient poly-deformed high-grade metamorphic rocks and later igneous intrusions.  The basement of north-central Madagascar is composed of two north-south trending Archean domains.  In the northernmost part of the island, the Archean belts are overthrust by the east-west trending belt, which is composed primarily of younger Neoproterozoic rocks metamorphosed up to granulite facies (high-grade) conditions during the Cambrian.

The tectonic and metallogenic framework of the basement has been subdivided (Besairie et al., 1964) into four blocks: the northern Bemarivo Block, the north-eastern Antongil Block, the central Antananarivo Block, and the southern Bekily Block.  The Green Giant project lies within the bounds of the Bekily Block (Figure 7-1).  Later authors (Pitfield et al., 2006) divide the Precambrian basement of Madagascar in a somewhat different manner with nine tectono-metamorphic units (Figure 7-2).  In the case of the region around the Green Giant project both the tectonic block and the tectono-metamorphic unit cover nearly identical areas and therefore these divisions can be used interchangeably.

From north to south, the blocks are described below:

•

The Bemarivo Block (Neoproterozoic-Mesoproterozoic) is considered a volcanic nappe sequence in the northern part of the country.  This fold and thrust complex is composed of meta-sediments and calc-alkaline volcanic, granite, and gneiss that have collectively been thrust across north-central Madagascar during the Mesoproterozoic.

  Page 7-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

                                                                                                                                Figure 7-1:

                                                                                                                               Country Geology – Geological Blocks

  Page 7-2

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

                                                                                                Figure 7-2:      Tectono-Metamorphic Units of the Precambrian Terrain of Madagascar

Three Horses Property
SEDIMENTAIRE
COUVERTURE
Bm
At
Bs
Ts
Ag
Ik
It
Vh
1400
1200
1000
800
600
400
200
200
400
600
800
Ag Antongil
At Antananarivo
Bm Bemarivo
Bs Betsimisaraka
Ik Ikalamavony
It Itremo
Ta Tolagnaro-Ampanihy
Vh Vohibory
Ts Tsaratanana

Note:

From Pitfield, 2006.

  Page 7-3

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

•

The Antongil Block (Middle to Late Archean) exposed along the northeast coast is a tectonic fragment derived from the break-up of the western Dharwar craton of southern India. It comprises a complex of foliated and unfoliated granite, tonalite orthogneiss (Paleoarchean protolith age 3190 Ma) and variably migmatite gneisses with 100s metre-scale lenses of kyanite-grade metasedimentary rocks and sparse bodies of low-grade, ultramafic-intermediate rocks (greenstones).  The undeformed granites yield ages in the range 2540 to 2510 Ma.  Sahantaha shelf sediments of Neoproterozoic age with a Dharwar craton provenance were deposited on the NW passive margin of the Antongil basement.

•

The Antananarivo Block (NeoArchean to PaleoProterozoic) of central Madagascar consists of variably migmatitic paragneiss and granitoid orthogneiss with 2.75 to 2.5 Ga protoliths, intruded by voluminous magmatic rocks, formed within an active continental margin setting.  The block was later affected by strain along the NNW-SSE Betsimisaraka Suture (BS) zone, a tens of kilometres wide, high strain belt, comprises amphibolite-granulite facies metasediments associated with km-scale lensoid masses of mafic-ultramafic rocks.  It marks the line of closure of the Paleo-Mozambique Ocean separating Central Madagascar from the Antongil Block to the east as a result of westward subduction during the Neoproterozoic.  The metasedimentary protoliths were sourced from the Dharwar craton and have depositional ages of 800 to 550 Ma.  Eastward thrusting onto the shelf-craton took place between 630 and 515 Ma (Cambrian in age).

•

The Bekily Block within which the Green Giant project lies is situated in the southern part of the country and is thought to be of Proterozoic age.  The block is dominated by high-grade metamorphism (Figure 7-1) and is bound by several prominent shear zones. Numerous syntectonic mafic and felsic intrusions occur in the region.  The rocks contain frequent graphitic sequences.  Two prominent N-S trending late-Neoproterozoic ductile shear zones, the Ampanihy and Vorokafotra shears, bisect the region with a third set of en-echelon shears forming part of the NW striking, early Palaeozoic aged Ranotsara Shear Zone which defines the northern edge of the Block.  The Green Giant Property is situated within the N-NE striking Ampanihy shear zone.

The Tolagnaro-Ampanihy unit (Pitfield et al., 2006) is essentially a modern equivalent to the Bekily Block of Besarie (1964) in terms of area covered.  To the west, it is defined as limited by the north-south trending Ampanihy shear zone and is bisected by other similar structures. The lithologies (gneiss, “leptynite” (translation: granulite), marble and rare amphibolite) are interpreted to reflect a predominantly sedimentary origin with mainly acid volcanic intercalations.  The age of the metamorphism and granites has been dated at 570 Ma in the eastern part of the unit.  The Green Giant project appears to straddle the transition from high temperature-mid pressure rocks to the east to high temperature-high pressure metamorphic facies rocks to the west.  The Vohibory unit located in the south-western end of this granulite domain and is lithologically characterized by the abundance of basic and ultrabasic rocks, and by high temperature conditions.  The metamorphism is dated at 650 to 630 Ma (Neoproterozoic).

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

The younger Phanerozoic sedimentary cover is largely restricted to the western side of the island where it covers much of the Ianapera property.  The oldest Phanerozoic rocks are Permian-Triassic in age and are found in continental rift basins.  Later the Morondava Basin of Triassic to Miocene age formed along the continental margin and deposited a coal bearing transgressive-regressive sequence of arenaceous sediments.  These later sediments correlate with the continental Karoo sequence of southern Africa, which was widespread in the former Gondwana Supercontinent.

7.2

Property Geology

The Green Giant project is underlain by supracrustal and plutonic rocks of Late Neoproterozoic age that are metamorphosed at upper amphibolite facies and deformed with upright NNE-trending structures.  The supracrustal rocks involve migmatitic (± biotite, garnet) quartzofeldspathic gneiss, marble, chert, quartzite and amphibolite gneiss.  The metaplutonic rocks include migmatitic (± hornblende/diopside, biotite, garnet) feldspathic gneiss of monzodioritic to syenitic composition, biotite granodiorite and leucogranite.  An eastern region (occupying the south-eastern part of the permit) contains a predominance of amphibolite gneiss that is regionally distinguishable from a western region (occupying most of the permit) containing a dominance of quartzofeldspathic gneiss with subordinate bands and discrete masses of amphibole-bearing gneiss.  These appear to relate to the lithotectonic domains identified by Collins (2006) as the Androyen and Vohibory units, respectively, which are separated by a shear zone system.

Most rock types form relatively narrow, alternating, rectilinear bands, which trend NNE and dip steeply to the WNW, parallel to the regional gneissosity and foliation.  Isoclinal folding of compositional/gneissic layering (S0-S1) observed in some supracrustal units (amphibolitic gneiss, quartzite) implies that the regional NNE-trending lithological structure and parallel foliation represents a composite S2 anisotropy.  A mineral extension lineation (L2), defined mainly by elongate quartz, feldspar and biotite, plunges shallowly to the SW.  The regular straight-trending structure of the region (relative to adjacent, more irregularly structured regions) suggests an overall high strain state, and a limited number of kinematic indicator structures (rotated feldspar augen, lenticular gneissic “foliation fish”) imply ductile shearing involving dextral displacement across the regional foliation and oblique thrusting to the NE parallel to the mineral lineation.

Several long, parallel, stratiform zones containing siliceous ferruginous gossan occur within a 2-km wide corridor that passes through the eastern boundary of the Green Giant project, which coincides at least in part with the straight-trending shear zone system that separates the Androyen and Vohibory units of Collins (2006).  These gossan occur as concordant to discordant masses within composite marble-chert bands, quartzite, quartzofeldspathic gneiss, and feldspathic gneiss.

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The marble-hosted gossan zones are by far the most common, characterized by relatively narrow, white calcite marble bands intercalated with brown siliceous Fe-carbonate marble, and associated with boudins of grey-white chert and brown Fe-carbonate chert and with concordant to discordant masses of siliceous ferruginous gossan.  The grey-white chert exhibits polyphase brecciation, involving an early breccia phase with a siliceous matrix and a later breccia phase with siliceous Fe-carbonate and ferruginous gossan matrix.  The discrete gossan zones, although narrow (several metres in width), may exceed 1 km in strike continuity.

The quartzite- and quartzofeldspathic gneiss-hosted gossan zones involve narrow, concordant ferruginous lenses or layers, as well as discordant ferruginous gossan breccia matrix and vein-like masses.  Quartzofeldspathic gneiss-hosted gossan zones display a distinct alteration assemblage (± kaolinite, albite, hematite, Fe-carbonate, silica), which lacks evidence of the early (Fe-carbonate free) siliceous alteration observed in chert of the marble-hosted gossan zones.

Figure 7-3 shows the local geology identified over the Green Giant project area.  Descriptions of individual lithologic units currently identified by Scherba & Aussant 2009 are included below.

7.2.1

Lithological Descriptions of Individual Rock Formations

Amphibolitic Gneiss [am]

Dark grey to black, mesocratic to melanocratic, medium- to coarse-grained, subequigranular to porphyroblastic amphibolitic gneiss and amphibolite.  Amphibolitic gneiss forms one or more major continuous bands in the eastern part of the permit, intercalated with quartzofeldspathic gneiss and spatially associated with marble.  In the central portion of the detailed map-area, amphibolitic gneiss forms local bands or lenses intercalated with quartzofeldspathic gneiss and marble.

Quartzite [qzi]

White to greyish-white, weakly to moderately layered and foliated, coarse- to medium-grained quartzite.  Brecciated quartzite with isoclinally folded layering is locally associated with dark brown ferruginous gossan.  Unbrecciated quartzite very locally contains narrow, concordant and discontinuous seams of gossan.

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FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

                                                                                                            Figure 7-3:     Project Geology

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FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

White Marble [mb]

White to greyish white, weakly to moderately layered and foliated, coarse- to medium-grained, subequigranular calcite marble.  White marble is relatively homogeneous and contains ubiquitous small amounts (≤1%) of graphite and variable amounts of other accessory minerals (± biotite, diopside, feldspar, quartz, apatite, local asbestos and serpentine).  White marble forms long continuous bands that trend uniformly across the property, ranging between 5 m and 100 m wide.

Brown Marble [Femb]

Brown, weakly to moderately foliated, coarse- to medium-grained, subequigranular, siliceous Fe-carbonate marble.  Brown marble is composed dominantly of Fe-carbonate (siderite-ankerite) with a fine, interlaced network of secondary silica and pervasively pitted interstices.  The siliceous Fe-carbonate alteration producing brown marble appears to have developed through syn-tectonic to late syn-tectonic fluid dissolution processes largely parallel to layering and foliation as well as along fracture surfaces.  Brown marble crosscuts white marble in places, following layering/foliation planes and transverse fracture planes, indicating a late-tectonic mobility of the altered rock.

Grey Marble [xmb]

Two varieties of fine-grained grey marble comprise a provisional map unit [xmb], namely xenocrystic marble and intrusive calcareous rock, which are considered to reflect late syn-tectonic to post-tectonic carbonate mobility.

Grey-white Chert [ch]

Mottled greyish-white, massive to brecciated, hyalocrystalline graphite-bearing chert (or siliceous rhyodacite?).  Grey-white chert displays evidence of polyphase brecciation, involving cm- to mm-scale, angular white siliceous fragments in a relatively early, translucent grey, siliceous (chalcedony) breccia matrix and/or a later, opaque brown, ferruginous gossan breccia matrix.

Brown Fe-carbonate Chert [Fech]

Tawny (yellowish) brown to reddish brown and chocolate brown, massive, hyalocrystalline opaque, graphite-bearing Fe-carbonate chert, variable biotite and/or specularite.  Brown chert, like grey-white chert, contains small amount (≤1%) of fine-grained disseminated graphite (as well as variably small amounts of fine-grained disseminated biotite and/or specularite.  Brown chert represents a widespread Fe-carbonatized alteration facies of grey-white chert, and both occur within the same chert masses.  Brown chert is intimately associated with brown marble and ferruginous gossan.

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Ferruginous Gossan [gos]

Dark purplish brown to black, dense, massive to brecciform and quasi-layered, aphanitic to fine-grained, siliceous ferruginous gossan.  The gossan is variably highly siliceous to moderately siliceous and pitted, composed in part of Fe-carbonate (siderite-ankerite) and generally contains disseminated to clustered, fine-grained specularite, biotite and/or graphite.  Siliceous ferruginous gossan occurs as:

•

Breccia matrix of late-stage chert breccia and quartzite breccia

•

Concordant layers intercalated with chert and marble and discontinuous concordant seams in quartzite

•

Discordant masses cutting regional structure in quartzofeldspathic gneiss and marble.

Siliceous ferruginous gossan is locally associated with cm-scale patchy masses of green, opaque calc-silicate or bright green amorphous and resinous calc-silicate mineral.  In one area, cm- to dm-scale pods of massive to foliated (± biotite) calc-silicate rock occur enclosed within quartzofeldspathic gneiss along a horizon that extends 125 m parallel to a nearby contact with siliceous ferruginous gossan.

Quartzofeldspathic Gneiss [qfg]

Light grey to white, migmatitic, well foliated and locally lineated, leucocratic to hololeucocratic, generally medium-grained (to fine- or coarse-grained), subequigranular to porphyroblastic, biotite-garnet quartzofeldspathic gneiss.  The quartzofeldspathic gneiss comprises a mixture of fundamental constituent lithologies, dependent on the relative abundance or absence of biotite and garnet.

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Granodiorite [grd]

Light grey, leucocratic, foliated, medium-grained, equigranular biotite granodiorite.

Feldspathic Gneiss [fdg]

Pinkish grey to pink, migmatitic, foliated, medium- to coarse-grained, leucocratic (± hornblende/ diopside, biotite, garnet) feldspathic gneiss. The feldspathic gneiss is comprised of a mixture of quartz-poor constituent lithologies:

•

leucocratic biotite monzonitic to monzodioritic gneiss:  “monzonitic gneiss”

•

hololeucocratic syenitic gneiss:  “syenitic gneiss.”

Leucogranite [lgr]

Pale beige-white to light pink, foliated, medium- to very coarse-grained and commonly pegmatitic, hololeucocratic (± biotite, magnetite) granite.  Massive pegmatitic leucogranite also forms late- or post-tectonic intrusive bodies and dykes, commonly displaying graphic quartz-K-feldspar intergrowth texture, and containing accessory biotite, magnetite, tourmaline, apatite, or locally garnet.  The granitic pegmatite dykes generally trend WNW to NW.

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DEPOSIT TYPES

The Green Giant project has the potential to host three different deposit types: 1) Algoma-type iron formation, 2) volcanic hosted base metal sulphide (VMS) deposits, and 3) metamorphosed redox vanadium deposits.

The iron formation and VMS potential have been described in detail in a previous report (Scherba and Chisholm, 2008) and will not be discussed further here, as they are no longer considered material to the prospectivity of the property.

Vanadium is characterized as an element highly mobile in oxidizing acid-alkaline waters and immobile in reducing environments (Levinson, 1974) (see Figure 8-1).

Two slightly different genetic models are presented below as possible deposit varieties.  It is currently that the original source of the vanadium in the Green Giant deposit is uncertain.  The mechanism for the formation of the vanadium mineralization is also somewhat enigmatic.

8.1

Metamorphosed Black Shale Deposit

The following is summarized from an internal memo (Barrie, 2009).

The Green Giant vanadium deposit may represent a form of a metamorphosed black shale vanadium deposit with similarities to the Mecca Quarry black shale in the central USA.  The metallic suite of V-Mo-U-C is characteristic yet not unique to black shale deposits.

Initial vanadium enrichment of the sea floor sediment may have occurred in a euxenic marine environment similar to that of the present day Black Sea.  Vanadium is adsorbed onto clays and settled to the organic-rich seafloor under anoxic conditions.  Further vanadium enrichment occurred during burial and diagenesis, as basinal fluids under neutral to oxidized, low pH conditions, transported vanadium, molybdenum and uranium to the reduced, organic rich sites where they precipitated.

The source of the vanadium, molybdenum and uranium may have been volcanic rocks in the stratigraphy, and at least partly other black shales that had an initial seafloor metallic enrichment.

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GREEN GIANT PROJECT
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Figure 8-1:

Relative Mobility of Elements in a Secondary Environment (Levinson, 1974)

Relative Mobility	Environmental Conditions
	Oxidizing	Acid	Neutral to Alkaline	Reducing
Very High	Cl, I, Bs S, B	Cl, I, Bs S, B	Cl, I, Bs S, B Mo, V, U, Sc, Re	Cl, I, Bs
High	Mo, V, U, Sc, Re Ca, Na, Mg, F, Sr, Ra Zn	Mo, V, U, Sc, Re Ca, Na, Mg, F, Sr, Ra Zn Cu, Co, Ni, Hg, Ag, Au	Ca, Na, Mg, F, Sr, Ra	Ca, Na, Mg, F, Sr, Ra
Medium	Cu, Co, Ni, Hg, Ag, Au As, Cd	As, Cd	As, Cd
Low	Si, P, K Pb, Li, Rb, Ba, Be Bi, Sb, Ge, Cs, Ti	Si, P, K Pb, Li, Rb, Ba, Be Bi, Sb, Ge, Cs, Ti Fe, Mn	Si, P, K Pb, Li, Rb, Ba, Be Bi, Sb, Ge, Cs, Ti Fe, Mn	Si, P, K Fe, Mn
Very Low to Immobile	Fe, Mn Al, Ti, Sn, Te, W Nb, Ta, Pt, Cr, Zr Th, Rare Earths	Al, Ti, Sn, Te, W Nb, Ta, Pt, Cr, Zr Th, Rare Earths	Al, Ti, Sn, Te, W Nb, Ta, Pt, Cr, Zr Th, Rare Earths Zn Cu, Co, Hi, Hg, Ag, Au	Al, Ti, Sn, Te, W Nb, Ta, Pt, Cr, Zr Th, Rare Earths S, B Mo, V, U, Se, Re Zn Cu, Co, Hi, Hg, Ag, Au As, Cd Pb, Li, Rb, Ba, Be Bi, Sb, Ge, Cs, Ti

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Vanadium initially bonds strongly in the organic material, but is progressively incorporated into clays and layered silicates with increasing pressure and temperature during burial, diagenesis and metamorphism.  The Green Giant project strata were subjected to amphibolite or higher metamorphic grade, given the presence of kyanite.  At these metamorphic grades, all or nearly all of the organic material is converted to graphite, and the vanadium migrated from the carbon compounds into silicate phases, principally roscoelite (muscovite structure) and phlogopite, and oxide phases, principally titanite and rutile, at least where available.

8.2

Roll Front Deposit

Globally, primary vanadium mineralization is typically found in oxide-rich magmatic segregations within layered ultramafic intrusions, including those of anorthositic composition (Taner et al., 2000).  This is currently the most important source of economic vanadium production.  Prior to the early 1980s; however, the most prolific source of vanadium was produced as a by-product of uranium mining in sedimentary or sandstone uranium deposits in western USA (Polyak, 2007).

In the classic Roll-Front model, mechanical breakdown associated with weathering of vanadium rich host rock and subsequent dissolution of vanadium bearing minerals releases the vanadium into the aqueous environment.  The fluids are trapped as connate and general ground water and contribute to gravity driven, down dip, basinal drainage along high porosity and permeable sandstone horizons within deltaic, continental and marginal marine sedimentary sequences leading to the transport and concentration of vanadium.  The process is one of a continuous cycle of dissolution and transport followed by fixation by reductants followed by subsequent re-dissolution-transport-fixation as the basinal fluids migrate down dip.  As the cycle proceeds, the concentrations of vanadium and related mobile elements increases as vanadium bearing minerals resident in the porous unit dissolve and liberate additional metals to add to the mobile element budget.  Vanadium is typically precipitated when it encounters a strongly reducing environment surrounding organic material such as detrital organic trash or humates typically found in epicontinental sedimentary environments.

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It is known that the classic roll-front model can be modified by large fault structures such as in the Niger uranium camp which is characterized by the Arlit-InAzawa and Madaouela faults found in the Tin Mersoi basin to form Tectonic-Lithologic type deposits of significant size (Cazoulat, 1985; Pagel, et al., 2005).  In this case-type, the resulting uranium-zirconium-molybdenum-vanadium deposits take the form of stacked amorphous shaped lensoid deposits of very large size.  The interaction of migrating fluids within the major Arlit-In Azawa fault structure resulted in the creation of standing solution fronts which have allowed super giant deposits (>100,000 tonnes U) to form which are somewhat different than the moremodestly sized classical western states-Colorado Plateau type of roll-front. Similar type uranium deposits are also found within south-central Kazakhstan (Jaireth, 2008).  Pagel et al., (2005), postulates that the depositional system also involved a contribution of hot deep fluids circulating upwards along structures to meet descending ground water.

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FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

MINERALIZATION

Vanadium mineralization was recognized visually in the field within diamond drill core by the presence of some bright green minerals as well as the presence of distinctive bronzy coloured mica.  Later the minerals were identified as vanadiferous with the aid of Innov-X-Systems’ X-50 mobile XRF tabletop analyzer.  It is to be noted that the use of the XRF machine was used for mineral identification and provided Uranium Star with an indication of the potential analytical results.  At no time have XRF results been used in the reporting of results.  At this earlier stage of exploration, the nature of the mineralization is still poorly understood.

Limited petrographic and microprobe analysis by R.L. Barnett Geological Consulting Inc. (Barnett, 2009) and Mintex (2009) indicate that the vanadium occurs in several mineral phases including a high V content roscoelite, a low V content roscoelite, a V bearing clay, V-rutile, a FE-V- Ti oxide, a V-Ti oxide, and two types of Fe-V oxides.  With the exception of the roscoelite, the mineralization is not discernable to the naked eye and requires the use of analytical methods to indentify.  The presence of other redox minerals such as uranium bearing minerals assists with identifying the vanadium rich horizons.

The mineralization occurs both in the upper oxidized horizon and lower down in the primary rock.  Both the oxide and primary horizons contain substantial amounts of quartz and graphite, yet are distinct metallurgical units likely requiring different processing methods.

There has not been enough work conducted on the Vanadium bearing zones to determine if the zones have similar mineralogical characteristics or are distinct zones on the same horizon.

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

EXPLORATION

The original focus of the exploration on the Green Giant project was for VMS type base metals similar to the Besakoa property located to the north.  To date, no significant occurrences of copper or zinc have been discovered within the project boundaries.

Following the discovery of vanadium using the portable XRF machine, on diamond drill core, the exploration strategy changed focus to pursue the vanadium rich results.  This included reviewing previous results and interpretations of the past exploration programs.

10.1

2008 Diamond Drill Results

The analytical results of the 2008 diamond drill program with a refocused priority on vanadium mineralization were returned in the spring of 2009.  A complete description of the 2008 diamond drill program can be found in Section 11.

10.2

Soil XRF

To follow up on the vanadium mineralization identified in drill core, an extensive XRF analysis of soils was undertaken in May 2009, on lines 200 m apart to cover a strike length of +18 km.  Figure 10‐1 is LandSat imagery of the property with the vanadium zones identified.
Figure 10‐2 displays the results of the XRF survey and clearly defines significant zones of anomalous vanadium along an interpreted stratigraphic horizon.  The gap in the soil anomaly through the middle portion of the property is due to a thick cover of laterite material that results in a masking effect, thus providing a poorly defined vanadium trend.

10.3

Radiometrics

In May 2009, ground scintillometer surveys were completed over the +18 km strike length of the interpreted vanadium mineralized trend in conjunction with the XRF analysis of soils on a regular 200 m line spacing basis.  Figure 10-3 outlines the results of this survey work.  It can be clearly seen that there is minor radioactivity directly associated with the XRF analysis of soils for vanadium.  Obviously, the laterite covered zone located in the west central part of the property does not exhibit a radiometric signature of any significance.

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

             Figure10 1-:  Vanadium Targets

497,500 mE
500,000 mE
502,500 mE
505,000 mE
507,500 mE
510,000 mE
7,355,000 mN
7,352,500 mN
7,350,000 mN
7,347,500 mN
7,345,000 mN
7,342,500 mN
7,340,000 mN
7,337,500 mN
7,335,000 mN
N
Fondrana
Mainty
Maitso
Manga
Jaky
0
2
4
kilometers
WGS 84 UTM Zone 38S
Imagery provided by: Earth Resource Surveys Inc, 2007
Legend
Property Outline
Target Area Outline with Target Name
Roads
Imagery: Landsat ETM Composite Bands 7,4,2 (RGB)

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Figure 10-2:         Soil XRF Survey

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Figure 10-3:     Radiometric Survey

498000
500000
502000
504000
506000
508000
7356000
7354000
7352000
7350000
7348000
7346000
7344000
7342000
7340000
7338000
7336000
7334000
1174.8
289.0
255.1
240.1
229.8
221.4
213.7
206.9
200.7
195.0
189.8
185.0
180.3
175.6
170.6
165.6
160.8
156.3
152.1
148.6
145.3
141.9
138.9
136.2
133.6
130.9
128.3
125.6
122.3
119.3
116.6
114.3
112.1
109.6
105.6
100.5
95.2
88.4
76.7
-17.0
CPS

1000 0 1000 2000
(meters)
WGS 84 / UTM zone 38S

Uranium Star
Green Giant Property
Soils Scintillometer Survey

Figure 10-2

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10.4

Trenching Program

In early 2009, it was felt that the vanadiferous trends were not sufficiently well understood in terms of their areal extent and because of the lack of sampling in the weathered zone by the 2008 drilling, little was known about the distribution of vanadium near surface.

As of September 2nd, 2009, an additional 55 trenches with a combined length of 8,200 m have been completed, as shown on Figure 10-4.  Trenches were completed in the Jaky, Mainty and Manga Zones.  The layout of the trenches in the Mainty and Jaky Zones was designed to test for extensions of the vanadium mineralization found in the 2008 drill holes into these areas. Trenches in the Manga Zone were located to test the regional structure, which joins the Mainty and Jaky Zones.

Trenching was completed by two 28-ton Komatsu backhoes, followed by a crew hand shovelling excess material out of the trench.  This was in turn, followed by a crew that swept the trench floor clean of the remaining fines.  The trench depth varies from 0.5 m to 4 m depending on the thickness of the overburden material.

XRF instruments used during the soil survey are both Niton XL3t 500 XRF Analyzers manufactured by Thermo Scientific.  Serial numbers of the units are 31899 and 31980.

Trenches were marked out using wooden pegs at 2 m intervals using a tape measure.  The zero marker and end of trench marked were picked up using a hand held GPS.  The trenches are assumed straight and are oriented in a general east-west fashion to crosscut stratigraphy.

XRF readings were conducted at a maximum interval of 2 m; a higher concentration of readings may be taken when/if highly anomalous values are recorded.  This was done to ensure that the highly anomalous value reported is accurate.  Upon completion of the reading, the corresponding reading number is recorded internally within the unit and manually recorded on paper next to the appropriate trench station meterage.

Two-metre long continuous chip samples were then collected along the trench floor consisting of about 3 kg to 4 kg of material per sample.  The samples are collected in numbered plastic bags with the sample location noted in the assay tag book.  The trench samples are transported at the end of each day to camp and stored in a locked building.  When sufficient sample material has been collected, the samples are trucked or flown to Genalysis in Antananarivo accompanied by a Uranium Star employee.  Genalysis preps the samples in Antananarivo and the pulps are then shipped to Genalysis Laboratory Services in Perth, Australia for final fusion analysis.

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GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Figure 10-4:    Trench Locations

500,000 mE
502,000 mE
504,000 mE
506,000 mE
508,000 mE
510,000 mE
7,356,000 mN
7,354,000 mN
7,352,000 mN
7,350,000 mN
7,348,000 mN
7,346,000 mN
7,344,000 mN
7,342,000 mN
7,340,000 mN
7,338,000 mN
N
W
E
S
TR-09-026
TR-09-025
TR-09-009
TR-09-010
TR-09-010-2
TR-09-018
TR-09-019
Ampamata
TR-09-021
TR-09-020
TR-09-022
TR-09-024
TR-09-023
TR-09-029
TR-09-030
Ankiliabo
TR-09-027
TR-09-028
TR-09-031
TR-09-032
TR-09-033
TR-09-034
TR-09-035
TR-09-036
TR-09-037
TR-09-053
TR-09-052
TR-09-051
TR-09-050
TR-09-049
TR-09-017-3
TR-09-017-2
TR-09-017
TR-09-016
TR-09-015
TR-09-014
TR-09-044
TR-09-043
TR-09-042
TR-09-041
TR-09-040
TR-09-045
Ankazota
TR-09-046
TR-09-047
TR-09-048
TR-09-013
Fotadrevo
Andranoboa
TR-09-012
TR-09-008
TR-09-008-2
TR-09-011
TR-09-007
TR-09-006
TR-09-005
TR-09-004
TR-09-054
TR-09-039
TR-09-003
TR-09-002
TR-09-001
TR-09-038
0
1.000
kilometers

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All mapped trenches are available in Appendix A.  In the case of the Jaky Zone, the anomalous vanadium values, which define the zone, extend for over 1.1 km and for the Mainty Zone for at least 1 km.  The width of the zone defined by the assays is also in excess of that seen in the sub-surface.  Portions of the Jaky Zone are over 200 m wide and for the Mainty Zone over 100 m wide.

Table 10-1 shows a summary of the significant composited vanadium mineralization encountered in the 2009 trenching program.  The composites are base on a minimum 4 m width at a 0.3% V2O5 cutoff.  A maximum of 4 m of continuous internal waste could be included within a composite.

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Table 10-1:

Summary of the Trench Assay Data

Trench Name	From (m)	To (m)	Interval (m)	V2O5 (%)	Zone
TR-09-001	0	58	58	0.54	Jaky
TR-09-001	68	90	22	0.73	Jaky
TR-09-001	102	116	14	0.39	Jaky
TR-09-002	54	64	10	0.38	Jaky
TR-09-002	76	92	16	0.59	Jaky
TR-09-002	102	172	70	0.66	Jaky
TR-09-002	180	244	64	0.63	Jaky
TR-09-003	58	64	6	0.32	Jaky
TR-09-003	72	78	6	0.31	Jaky
TR-09-003	86	154	68	0.79	Jaky
TR-09-003	186	190	4	0.31	Jaky
TR-09-003	206	242	36	0.44	Jaky
TR-09-004	82	100	18	0.35	Jaky
TR-09-004	112	164	52	0.75	Jaky
TR-09-004	184	198	14	0.42	Jaky
TR-09-006	28	48	20	0.42	Jaky
TR-09-006	54	68	14	0.30	Jaky
TR-09-006	116	122	6	0.41	Jaky
TR-09-007 EXT	-8	-4	4	0.31	Jaky
TR-09-007	8	18	10	0.48	Jaky
TR-09-007	58	62	4	0.5	Jaky
TR-09-007	78	88	10	0.36	Jaky
TR-09-007	102	106	4	0.55	Jaky
TR-09-008	40	72	32	0.52	Jaky
TR-09-008	78	86	8	0.42	Jaky
TR-09-008	100	106	6	0.35	Jaky
TR-09-008	174	178	4	0.35	Jaky
TR-09-009	24	30	6	0.86	Mainty
TR-09-010	106	130	24	0.32	Mainty
TR-09-011	0	30	30	0.36	Jaky
TR-09-012	4	6	30	0.41	Jaky
TR-09-013	82	96	14	0.37	Jaky
TR-09-013	118	128	10	0.32	Jaky
TR-09-014 EXT	-14	6	20	0.56	Manga
TR-09-014	12	16	4	0.41	Manga
TR-09-014	26	32	6	0.41	Manga
TR-09-015	52	62	10	0.41	Manga
TR-09-016	44	56	12	0.45	Manga
TR-09-016	68	76	8	0.32	Manga
TR-09-016	84	88	4	0.36	Manga
TR-09-017	116	120	4	0.33	Manga
TR-09-017	134	140	6	0.41	Manga
TR-09-017	146	152	6	0.47	Manga
TR-09-018	22	30	8	0.49	Mainty
TR-09-018	86	100	14	0.92	Mainty
TR-09-018	116	122	6	0.32	Mainty
TR-09-019	150	194	44	0.47	Mainty
TR-09-019	200	204	4	1.32	Mainty
TR-09-020	24	30	6	0.56	Mainty
TR-09-020	50	56	6	0.44	Mainty
TR-09-020	62	76	14	0.47	Mainty
TR-09-020	96	104	8	0.46	Mainty
TR-09-021	32	38	6	0.42	Mainty
TR-09-021	44	82	38	0.37	Mainty
TR-09-022	26	100	74	0.38	Mainty
TR-09-023	24	28	4	0.31	Mainty
TR-09-023	38	72	34	0.37	Mainty
TR-09-025	70	74	4	0.33	Fondrana
TR-09-026	132	126	6	0.38	Fondrana
TR-09-027	8	16	8	0.40	Manga
TR-09-028	40	48	8	0.35	Manga
TR-09-028	78	104	26	0.48	Manga
TR-09-029	56	88	32	0.31	Mainty
TR-09-029	96	102	6	0.34	Mainty
TR-09-030	74	92	18	0.68	Mainty
TR-09-031	12	36	24	0.43	Manga
TR-09-032	54	100	46	0.46	Manga
TR-09-033	18	62	44	0.44	Manga
TR-09-034	42	84	42	0.45	Manga
TR-09-035	20	64	44	0.43	Manga
TR-09-036	8	52	44	0.47	Manga
TR-09-037	8	62	53	0.5	Manga
TR-09-038	40	48	8	0.37	Jaky
TR-09-038	64	86	22	0.56	Jaky
TR-09-038	96	130	34	0.64	Jaky
TR-09-038	140	212	72	0.65	Jaky
TR-09-039	38	92	54	0.45	Jaky
TR-09-039	114	192	78	0.74	Jaky
TR-09-039	200	220	20	0.53	Jaky
TR-09-039	234	242	8	0.3	Jaky
TR-09-040	8	70	62	0.57	Manga
TR-09-040	98	104	6	0.31	Manga
TR-09-041	20	24	4	0.37	Manga
TR-09-041	32	162	130	0.56	Manga
TR-09-042	62	100	38	0.39	Manga
TR-09-042	106	168	62	0.52	Manga
TR-09-042	194	202	8	0.35	Manga
TR-09-043	98	130	32	0.53	Manga
TR-09-043	136	150	14	0.31	Manga
TR-09-043	168	172	4	0.38	Manga
TR-09-044	38	48	10	0.36	Manga
TR-09-044	56	84	28	0.60	Manga
TR-09-045 EXT	-50	-24	28	0.40	Manga
TR-09-045	4	8	4	0.36	Manga
TR-09-045	22	28	6	0.48	Manga
TR-09-045	40	54	14	0.33	Manga
TR-09-049	28	62	34	0.47	Manga
TR-09-050	16	40	24	0.41	Manga
TR-09-050	46	78	32	0.58	Manga
TR-09-051	-26	26	52	0.41	Manga
TR-09-052	-6	42	48	0.49	Manga
TR-09-053	12	16	4	0.42	Manga
TR-09-053	22	28	6	0.49	Manga
TR-09-053	34	54	20	0.35	Manga
TR-09-054	46	52	6	0.45	Jaky
TR-09-054	70	134	64	0.68	Jaky
TR-09-054	178	186	8	0.33	Jaky
TR-09-054	208	216	8	0.44	Jaky
TR-09-055	0	10	10	0.38	Jaky
TR-09-055	36	64	28	0.49	Jaky
TR-09-055	70	80	10	0.40	Jaky

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DIAMOND DRILLING

Thirty-one diamond drill holes, TH-08-01 to TH-08-31, comprising 4,073.3 m (13,364 ft) of diamond drilling were completed from October 7 to November 20, 2008, on the Green Giant Property.  The objective of the drill program was to investigate several geochemical, geophysical, and/or geological targets defined during the course of exploration programs completed on the property.  Diamond drill-hole data for drill holes targeting vanadium mineralization are listed in Table 11-1.

Diamond drill-hole locations are shown on Figure 11-1.  Appendix B contains the drill results depicted as cross-sections of the Mainty and Jaky Zones mineralization with vanadium results.

11.1

Uranium Star 2008 Diamond Drill Program

11.1.1

Diamond Drill Contractor

The diamond drilling was carried out using a CDI 500 skid mounted wire-line drill, owned and operated by Cartwright Drilling, a full service contractor out of Goose Bay, Labrador, Canada. Drilling was completed using thin wall BTW core (~42 mm diameter).

Drill moves were completed using rental water trucks servicing the drill. Drill pads and access road construction was prepared using a rental grader, the drill sumps dug with manual labourers.  While drilling, a funnel and hose line returned overflow fluids to the mud tank. This measure was taken to conserve drill fluids and to prevent site contamination by drilling additives or metals liberated by the drilling.  Water for the drill program was trucked from small pools located sporadically along the many drainages on the property and stored at the drill site in a 10,000 L wheeled tank.

11.1.2

Core Handling Procedures

The core is delivered from the drill site to the camp by pick-up truck under the supervision of the drilling company or a Uranium Star designated official at the end of every 12-hour shift.  Drill core is stored in galvanized-steel core boxes, 1 m in length holding 6 m BTW core.  The core boxes are laid out on the benches in order.  A general review of the core takes place looking at the overall condition and recovery of the core.  Errors in run markers are noted.  Technicians wash mud and debris from the core with the use of hand pump sprayers and brushes.  All drill-core is stored at Uranium star’s Fotadrevo campsite within a 20 m x 25 m fenced enclosure

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Table 11-1:       Diamond Drill Hole Data

DDH	UTMX	UTMY	Elevation	Az	Dip	TD_ft	TD_m	Start	Finish
TH-08-01a	501488	7337500	524.365	90	-45	75	22.9	7-Oct08	Abandoned
TH-08-01	501488	7337500	524.365	90	-50	430	131.1	08-Oct-08	09-Oct-08
TH-08-02	501878	7338686	518.387	90	-45	500	152.4	10-Oct-08	12-Oct-08
TH-08-03	502225	7337280	527.391	90	-45	490	149.4	12-Oct-08	14-Oct-08
TH-08-04	502322	7337525	527.159	90	-45	490	149.4	14-Oct-08	16-Oct-08
TH-08-05	502550	7348175	555.443	90	-45	420	128.0	16-Oct-08	17-Oct-08
TH-08-06	502550	7348175	555.443	90	-75	280	85.3	17-Oct-08	18-Oct-08
TH-08-07	501975	7349150	553.819	90	-45	500	152.4	18-Oct-08	20-Oct-08
TH-08-08	503234	7346811	551.448	90	-45	500	152.4	20-Oct-08	22-Oct-08
TH-08-09	502455	7348000	555.849	90	-45	495	150.9	22-Oct-08	23-Oct-08
TH-08-10	502020	7355055	524.321	90	-45	367	111.9	24-Oct-08	25-Oct-08
TH-08-11	504358	7354851	548.184	115	-45	350	106.7	25-Oct-08	26-Oct-08
TH-08-12	504094	7354243	547.539	90	-45	470	143.3	27-Oct-06	28-Oct-08
TH-08-13	504094	7354243	547.539	90	-70	560	170.7	28-Oct-08	29-Oct-08
TH-08-14	504125	7354105	548.757	90	-45	490	149.4	29-Oct-08	30-Oct-08
TH-08-15	508263	7350776	586.401	90	-45	333	101.5	31-Oct-08	01-Nov-08
TH-08-16	508383	7349792	594.36	90	-45	320	97.5	01-Nov-08	02-Nov-08
TH-08-17	508383	7349792	594.36	90	-70	180	54.9	02-Nov-08	03-Nov-08
TH-08-18	506913	7350329	582.731	90	-45	440	134.1	03-Nov-08	04-Nov-08
TH-08-19a	506077	7337258	546.868	90	-45	37	11.3	04-Nov-08	Abandoned
TH-08-19	506077	7337258	546.868	90	-50	450	137.2	04-Nov-08	05-Nov-08
TH-08-20	507767	7339453	545.43	90	-45	460	140.2	05-Nov-08	06-Nov-08
TH-08-21	507767	7339453	545.43	90	-70	245	74.7	06-Nov-08	Abandoned
TH-08-22	507767	7339453	545.43	95	-75	500	152.4	07-Nov-08	Abandoned
TH-08-23	502663	7338433	529.791	204	-45	310	94.5	09-Nov-08	10-Nov-08
TH-08-24	501422	7336844	526.072	90	-45	390	118.9	10-Nov-08	11-Nov-08
TH-08-25	501480	7337151	526.796	90	-45	460	140.2	11-Nov-08	12-Nov-08
TH-08-26	501334	7336864	521.697	90	-45	240	73.2	12-Nov-08	13-Nov-08
TH-08-27	501334	7336864	521.697	90	-45	652	198.7	13-Nov-08	15-Nov-08
TH-08-28	501389	7337200	522.935	90	-45	470	143.3	15-Nov-08	16-Nov-08
TH-08-29	501556	7337410	524.659	90	-45	500	152.4	16-Nov-08	17-Nov-08
TH-08-30	503010	7337401	512.74	90	-45	440	134.1	17-Nov-08	18-Nov-08
TH-08-31	501740	7337852	525.45	90	-45	520	158.5	18-Nov-08	20-Nov-08

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Figure 11-1:

    Diamond Drill Collar Locations

497,500 mE
500,000 mE
502,500 mE
505,000 mE
507,500 mE
510,000 mE
7,355,000 mN
7,352,500 mN
7,350,000 mN
7,347,500 mN
7,345,000 mN
7,342,500 mN
7,340,000 mN
7,337,500 mN
7,335,000 mN
N
Fondrana
Mainty
TH-08-10
TH-08-11
TH-08-12
TH-08-13
TH-08-14
Maitso
Whaleback
TH-08-15
TH-08-18
TH-08-17
TH-08-07
TH-08-05
TH-08-06
Manga
Baobab
TH-08-09
TH-08-08
Jaky
TH-08-22
Soap
TH-08-02
TH-08-23
TH-08-30
TH-08-31
TH-08-01a
TH-08-01
TH-08-04
TH-08-29
TH-08-03
TH-08-19a
TH-08-27
TH-08-25
Ironhat
TH-08-26
TH-08-28
TH-08-24
0
2
4
kilometers
WGS 84 UTM Zone 38S
Imagery provided by: Earth Resource Surveys Inc, 2007
Legend
Property Outline
VanadiumTarget Area with Target Name
Base Metal Target Area with Target Name
Roads
TH-08-20
Drill Collar with Identifier
Imagery: Landsat Alteration Indicies Composite (RGB)
R=Iron Oxide Enrichment
G= Sum of Iron Oxide and Hydoxyl Enrichment
B=Hydoxyl Enrichment

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11.1.3

Core Logging

Uranium Star is using a logging system developed by Taiga Consulting.  At this early stage of exploration, there is not a restricted list of rock units for core logging as the stratigraphy is still being worked out.  Geologist graduated from accredited university contracted by Taiga Consulting, logged the drill core.

Core logging is recorded onto paper logs with subsequent transfer to the computer.  No hand written logs were available for recent drilling.  Core logs contain observations of geology, structure, mineralogy, alteration, and sample interval descriptions.

The drill program manager checked the logs as well as limited programming within the computer file to avoid overlapping intervals or interval gaps.

11.1.4

Core Recovery

Trained technicians are responsible for collecting geotechnical data such as rock quality description (RQD) and core recovery.  The data is recorded onto paper forms with entry into computer logs at the end of the day.

Core recovery from the 2008 drill program logs indicate that recovery was poor to fair in the weathered rock zones and fair to good in the fresh rock recovery.  This was observation was visually confirmed by PEG personnel on site.  The poor recovery of core during this program will influence any future resource calculation if included

PEG has confirmed that recovery has improved during the fall 2009 drill program, which was taking place during the site visit.  This is likely due to the use of a larger core diameter, more efficient use of drilling muds and possibly due to a change in the drill contractor.

11.1.5

Core Photography

The core was photographed in groups of two boxes and then forwarded for cutting.  Core was typically photographed wet.

11.1.6

Collar Survey

Hole collar locations are initially established in the field using global positioning system (GPS) instrument.  Collar locations were re-measured using a hand-held GPS following hole completion.  Nominal accuracy of these positions, as stated by the manufacturer of the GPS units is ±3 m.

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All drill collars site have been reclaimed and collar marking were not left in the ground or have been removed by the local population.  It is recommended for Uranium Star to plug the drill hole approximately one metre down the hole and fill the hole with cement up to surface level.  Then insert a one-metre piece of rebar into the cement.  This makes the removal of the stake difficult and allows the collar to be located with the use of a metal detector if required.

11.1.7

Down Hole Surveys

There were no down-hole azimuths or declinations recorded for any of the drill holes.  Survey will be conducted on future programs.

11.1.8

Geotechnical Logging

Geotechnical logging consisted of RQD measurements and core recovery calculations.  The data was collected on paper forms and later transcribed on Excel spreadsheet.

RQD measurements were calculated using a minimum 10 cm core length.  Run length minus the sum of all pieces of core <10 cm in the run all divided by the run length.  Due to the poor core recoveries, the rock strength and weathered properties were not considered in the calculation.

Core recovery was a function of actual measured core in the run divided by the expected core length.

11.1.9

Diamond Drill Results

During the course of drilling VMS targets, vanadium mineralization was identified with the aid of Innov-X-Systems’ X-50 mobile XRF analyzer.  Subsequently, 12 diamond drill holes designed to test vanadiferous mineralization were drilled (TH-08-11 through 14, TH-08-24 through 29, and TH-08-31).

Five vanadium-bearing trends have been identified during the course of the exploration program.  Figure 11-1 shows the areas that have been given Malagasy names and are listed below with the meaning of their names in parentheses:

•

Mainty (black) – Named after its preponderance of sooty black gossan. Tested with holes TH-08-11, 12, 13 and 14

•

Manga (blue) – Tested with one hole (Th-08-08), but is believed to be continuous with the Mainty and Jaky target areas

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•

Jaky (red) – Named after the red laterite on its northern boundary. Tested with holes TH-08-01, 02, 24, 25, 26, 27, 28, 29 and 31

•

Fondrana (yellow) – Tested with one hole (TH-08-10)

•

Maitso (green) – Named after the mysterious emerald green mineral that initiated vanadium exploration efforts.  Tested with holes TH-08-5, 6, 7 and 9.

In addition to the five areas listed above, trace levels of vanadium were detected via XRF analysis in the remaining drill holes, over four additional areas not related to radiometric trends. These areas are:

•

Whaleback – Named after the resemblance of the resistant brecciated chert to the back of a whale.  Tested with hole TH-08-18

•

Soap – Named after the acidified rock encountered in core.  Tested with holes TH-08-20, 21 and 22

•

Baobab – Named after the baobab trees found in the area.  Tested with holes TH-08-15, 16 and 18

•

Ironhat – Named after the ‘Iron Hat’ gossan that was drill tested with hole TH-08-19.

Drill core sampling returned significant vanadium mineralization from the Mainty and Jaky target areas.  The elevated vanadium implied in the other areas was not reproduced.

Table 11-2 shows a summary of significant composited vanadium mineralization encountered during the 2008 diamond-drilling program using laboratory assay data.  The composited values are based on a lower cutoff of 0.3% V2O5 and a maximum of 6 m of internal waste.  All measurements are given as core length intervals.  True width has not been determined.

The Jaky vanadium enriched target area has been investigated by nine diamond drill holes (TH-08-01, TH-08-02, TH-08-24 through to TH-08-29 and TH-08-31 and has been traced over a strike length of 1,800 m.  The southern portion of the target area has been drill tested by several ~300 m spaced drill holes.  Two incomplete sections (2 holes per section line) were drilled across the southern part of the target. These sections indicate that there may be at least two mineralized zones.  Additional drilling along section lines will be needed to ascertain if this is the case.  There is an 830 m step-out between TH-08-31 and the furthest northerly diamond drill hole on the target, TH-08-02.  Additional infill drilling will be necessary to trace more adequately the mineralization.

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Table 11-2:    DDH Intercepts

Hole	From	To	Interval	Grade	Zone
TH‐08‐01	106.68	115.82	9.14	0.43	Jaky
TH‐08‐01	124.97	128.02	3.05	0.42	Jaky
TH‐08‐02	67.06	79.25	12.19	0.44	Jaky
TH‐08‐02	100.58	106.68	6.10	0.41	Jaky
TH‐08‐07	39.62	42.67	3.05	0.32	Maitso
TH‐08‐07	45.72	48.77	3.05	0.31	Maitso
TH‐08‐11	33.53	39.62	6.09	0.40	Mainty
TH‐08‐11	60.96	76.20	15.24	0.51	Mainty
TH‐08‐12	45.72	47.24	1.52	0.37	Mainty
TH‐08‐12	53.34	76.20	22.86	0.39	Mainty
TH‐08‐12	82.30	109.73	27.43	0.47	Mainty
TH‐08‐12	112.78	114.30	1.52	0.31	Mainty
TH‐08‐12	124.97	128.02	3.05	0.46	Mainty
TH‐08‐13	38.50	44.20	5.70	0.40	Mainty
TH‐08‐13	60.96	69.80	8.84	0.36	Mainty
TH‐08‐13	76.20	83.82	7.62	0.34	Mainty
TH‐08‐13	86.87	91.44	4.57	0.35	Mainty
TH‐08‐13	100.58	141.73	41.15	0.42	Mainty
TH‐08‐13	158.50	161.54	3.04	0.32	Mainty
TH‐08‐14	3.05	5.64	2.59	0.34	Mainty
TH‐08‐14	12.19	48.77	36.58	0.35	Mainty
TH‐08‐14	6.48	91.44	84.96	0.53	Mainty
TH‐08‐14	108.51	109.73	1.22	0.33	Mainty
TH‐08‐24	4.57	60.96	56.39	0.84	Jaky
TH‐08‐24	73.15	79.25	6.10	0.42	Jaky
TH‐08‐25	30.48	48.77	18.29	0.41	Jaky
TH‐08‐25	100.58	103.63	3.05	0.46	Jaky
TH‐08‐26	13.72	27.43	13.71	0.64	Jaky
TH‐08‐26	9.14	28.96	19.82	0.63	Jaky
TH‐08‐27	68.58	82.30	13.72	0.49	Jaky
TH‐08‐27	91.44	97.54	6.10	0.38	Jaky
TH‐08‐27	146.30	150.88	4.58	0.49	Jaky
TH‐08‐28	137.16	138.68	1.52	0.31	Jaky
TH‐08‐29	82.30	85.34	3.04	0.31	Jaky
TH‐08‐31	15.24	18.29	3.05	0.37	Jaky
TH‐08‐31	27.43	48.77	21.34	0.46	Jaky

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The second target area (Mainty) which returned significant vanadium mineralization is located 16 km north of the northern most drill hole drilled on the Jaky target.  This area was tested by four diamond drill holes (TH-08-11 through to TH-08-14) over a strike length of 750 m.  Additional diamond drilling is required to test more adequately this target area.

The Manga vanadium target area is located between the Jaky and Mainty occurrences, and should be drill tested as similar geophysical and geochemical signatures were detected in this area.  One diamond drill hole targeting possible VMS mineralization was completed near this prospect; however, was collared too far to the west to intersect the possible trend of vanadium mineralization.  Further exploration is required in this area.

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FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

SAMPLING METHOD AND APPROACH

12.1

X-Ray Fluorescence Analysis

The XRF method in general is a well-known standard laboratory analysis procedure with a long history in mineral exploration.  The use of portable XRF units, however, is much more recent.  Originally, the units were developed for use in the steel industry to analyse for product consistency and to test for unknown metals in the scrap business.  Only recently has the mineral industry employed this technology on a wide scale.  Generally, the units are well suited for material where the elements to be measured are present in quantities in at least 100s of PPM and preferably in the percent levels.  Care must be taken to calibrate machines often and to ensure that they are in good working order.  The machines cannot measure all elements and have particular difficulty in measuring light elements. Because the machines are measuring spectra and there is spectra overlap between certain elements it can sometimes be difficult to differentiate a response between adjacent elements on the elemental periodic table, which have spectra overlap.  Uranium Star employs reference standards supplied by the XRF manufacturers and calibrating with Uranium Star’s own in-house standards. XRF units are a valuable tool for mineral exploration; however, they do not duplicate the sample and laboratory analysis procedure and so are not a replacement for standard industry sampling and analysis procedures.

12.2

Standard Sampling

Uranium Star employs standard geochemical and channel-sampling procedures and does not process its own samples.

12.2.1

Trench Sampling

Continuous two-metre chip samples approximately 4 cm wide are taken along the northern edge of the trench floor.  The following procedure steps were taken during the sampling process:

•

Plastic sample bags are sequential numbered with a unique series from pre-printed sample books.  The QA/QC samples numbers are flagged at this point for later insertion

•

The trench floor is swept clean with hand brooms to ensure there is no contamination from rubble or fines

•

Two technicians use hammers and moils (chisels) to gently dislodge the weathered rock along the channel profile

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•

A third technician follows behind to collect the sample material, first by verifying the sample tag in the bag, matches the sample bag number as well as the sample book interval

•

The sample bag is sealed with a zip tie with the sample tag inside the bag

•

All samples are brought back to the camp at night for storage in a secure facility until shipment.

12.3

2008 Diamond Drill Sampling

PEG did not observe the 2008 sampling program.  The methodology was determined by core and log observation as well as discussions with the geologist on site.  The following procedure was used for the diamond-drill core sampling:

•

Sample intervals were set at 10 ft intervals (run length), at times the sample interval was shortened to 5 ft

•

Sampling did not respect lithological boundaries or contacts

•

Sample intervals were recorded in the drill log and in pre-printed sample books.  The QA/QC samples numbers are flagged at this point for later insertion

•

Plastic sample bag are numbered sequentially with the appropriate sample number

•

Core is cut by a technician using a clean water spray table rock saw.  No preferred orientation is indicated to the technician

•

Both halves of the sawn core are placed back in the box

•

The geologist, who logged the core, verifies the sample tag with the sample book and places half of the cut core into the sample bag

•

The sample bag is sealed with a zip tie with the sample tag inside the bag

•

All the samples are stored in a secure facility until shipment.

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SAMPLE PREPARATION, ANALYSIS, AND SECURITY

All of the stream sediment, soil and rock samples collected in 2007 and 2008 were analysed by ALS Chemex in Gauteng, a suburb of Johannesburg, South Africa, and later by ALS Chemex in Perth, Australia or Vancouver, Canada. All ALS Chemex facilities are ISO 9001:2000 certified.

The analytical methods used in 2008 were fire assay with atomic absorption or gravimetric finish used for gold and silver. Induced Coupled Plasma (ICP) was used for silver trace values. The analytical methods used for base metals (Cu, Pb, Zn) were aqua-regia digestion and atomic absorption finish, or ICP, for trace level values. The ICP analysis included As, B, Ba, Be, Bi, Ca, Cd, Co, Cr, Cu, Fe, Ga, Hg, K, La, Mg, Mn, Mo, Na, Ni, P, S, Sb, Sc, Sn, Ti, Tl, U, V, W, and Zn.  The results were posted to a secure website as CSV files and downloaded by Uranium Star personnel utilizing a secure client key number obtained direct from ALS Chemex.

Trenching samples are prepared at Genalysis Laboratory Services Antananarivo facility and the pulps are then shipped by air to Genalysis in Perth, Australia for final analysis.  Genalysis Laboratory Services Pty Ltd is accredited to operate in accordance with ISO/IEC 17025, which includes the management requirements of ISO 9001: 2000.

Digestion was by oxidative alkaline fusion using sodium peroxide as the flux in zirconium crucibles and hydrochloric acid to dissolve the melt.  This results in a total dissolution for virtually all minerals.  The analytical methods used in 2009 were ICP-OEM for the following element; Cu, Ni, V, Zn and ICP-MS for the following elements; As, Pb, Th, U.  Results are posted on a secure website and downloaded by Uranium Star personnel using a secure username and password.

At all times during sample collection, storage, shipment to the laboratory facility, the sample are in the control of Uranium Star or their agents.

It is PEG’s option that samples are prepared and analyzed to industry standards and that the results are secure.

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DATA VERIFICATION

14.1

Database

The trench and drill hole assay databases has not been verified against the original certificates by PEG.

14.2

Collar and Down Hole Surveys

PEG randomly selected six drill collars to validate (2% of the drill hole dataset).  Five of the six drill hole collars were physically located and plot within the accuracy of the hand held GPS being used for validation

14.3

Drill Logs

PEG randomly selected six drill holes to review the log’s data against the drill core.  The holes were not relogged, just verified the intervals in the logs matched the drill core.  No discrepancies were observed.

14.4

Assays

A collection of trench samples and quartering of the drill core were collected by PEG in order attempt to duplicate the results provided by Uranium Star.  At the time this report was authored, the results from the trench samples have not been returned.  Table 14-1 displays the comparison between the original Uranium Star split core samples and PEG’s quarter core samples.  Borehole TH-08-24 was the only core not sampled during the metallurgical program containing significant vanadium mineralization that was available for sampling.  The PEG samples duplicated the Uranium Star samples, and indicate that the results are reproducible within this dataset (8% of the samples within borehole TH-08-24).

Table 14-1:    Drill Core Assay Duplicates

Uranium Star Sample (1/2 core)	V (ppm)	PEG Sample (1/4 core)	V (ppm)	Abs Relative Diff %
TH-08-24 20033	4970	00917	4350	12
TH-08-24 20036	5780	00918	6450	10
TH-08-24 20037	4060	00919	4090	1
TH-08-24 20038	4960	00920	5240	5
TH-08-24 20043	6780	00921	7250	6

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14.5

Density

NHV-3
3000x0.1 g
HI
GO
LO
-0-
NET
SNOWREX
U
F
M+
HI/LO

Samples were not collected for density measurement during the 2008 drill program.

PEG did observe the system to be utilized during the fall 2009 drill program.  The process to be instituted was as follows:

•

Pieces of whole core are collected and the rock types documented

•

Pieces of core are dipped into wet paraffin wax and allowed to dry.  This seals the core to avoid the absorption of moisture

•

The pieces of core are weighed dry, followed by weighing the core in a water bath (see Photo 1)

•

All data is collect on paper forms and transferred to spreadsheet for future calculations.

Photo 1: SG Scale

14.6

Assay QA/QC

14.6.1

Standard Reference Material

During the 2008 exploration program, Uranium Star began to implement protocols for a quality assurance and quality control program, which consisted of the insertion of standards within the sample streams. Base metal and precious metal Certified Reference Standard material was inserted within both the stream and core sampling completed during the 2008 program.  Vanadium standards were not used in 2008 drill program because at the time the exploration was focused on VMS targets.

In 2008, Uranium Star used two certified standards purchased from Ore Research & Exploration Pty Ltd. of Bayswater North, Australia. Ore Research provides reference material with a range of low-grade, mid grade and high-grade precious and base metal standards with known values and within statistically acceptable limits.  Uranium Star used low- to high-iron multi-element geochemical standards, OREAS 43P and 44P.  These samples are composites, having been prepared from several source materials (gold-bearing greywacke, gossan, laterite, etc.) to optimise metal concentrations and retain gold homogeneity.

A total of 38 certified standards (5% of samples) were inserted within the diamond drill core sample sequence: 18 OREAS 43P; and 20 OREAS 44P samples.  PEG has not reviewed the results of the SRM used during the 2008 drill program since neither SRM is certified for vanadium.

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Due to the lack of commercially available vanadium certified reference standards Uranium Star has created two vanadium reference standards; TH001 and TH002, from material sourced on the property.  CDN Resources Labs of Delta, BC, prepared the two standards and the material has completed Round Robin assaying and was certified by Dr. Barry, see Appendix C.

Both SRM samples are certified for fusion-XRF analysis, while the current V analysis done by Genalysis is ICP-OES.  A failure of a SRM is considered any result outside the certified mean ±3 standard deviations.

14.6.2

TH01

TH01 is a low grade V SRM and had an insertion rate of 6%.  The grade of this SRM is potentially well below any cutoff grade to be utilized in future resource calculations.

The TH01 samples submitted during the spring 2009 trenching program had a failure rate of 49% or 108 samples (Figure 14-1).  This is an extremely high error rate.  The mean of the 277 TH01 samples submitted was outside the +3 standard deviations of the certified mean.  The standard deviation of this SRM is extremely low at 0.0025%, and it was noted in the round robin for this SRM, that the results from Genalysis were at the higher end of the dataset.

                        Figure 14-1:

TH01

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In addition, there is a constant positive bias drift over time.  There appears to have been a correction to the process towards the end of the program, which has resulted in a marked negative adjustment.

Uranium Star is strongly recommended to consult with Genalysis to determine the cause of the high failure rate.

14.6.3

TH02

TH02 is medium grade V SRM and had an insertion rate of 5%.  The failure rate was 3% or three samples (Figure 14-2).  This is only slightly higher than the industry accepted 5%.  The mean value of the analytical results was the exact same as the SRM expected value of 0.636% V2O5.  There is a higher variability within the analytical results and a slight positive creep over time, which is corrected towards the end of the program.

                        Figure 14-2:

TH02

14.6.4

Duplicates

No duplicate core samples were collected during the 2008 diamond drill program.

During the spring 2009 trenching program 186 duplicate samples were collected, representing an insertion rate of 5%, which is acceptable industry standard.

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A failure rate of 4% was recorded for the samples submitted during the trenching program (Figure 14-3).  The failures primarily occur in assays less than 0.5% V2O5, which would be expected with the detection limit of 0.01%.

14.6.5

Blanks

No blank samples were submitted into the sample streams for the 2008 diamond drill program and the spring 2009 trenching program.

A program for inserting blank samples has been created for future exploration programs.

                        Figure 14-3:

Duplicate Pass-Fail

14.7

XRF QA/QC Procedures

Daily, during field use, each Niton XRF unit is calibrated using the internal calibration function to verify that the units are functioning correctly.  The unit measures a small grain of silver located on the back of the X-ray tube’s shutter, and generates spectra, which are then compared with the internally stored spectra for silver.  If the calibration reading differs greatly from the stored number, then it is an indication that the unit’s optics is out of alignment, and subsequent sample readings will be highly suspect

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Upon shutdown and restart of the instrument throughout the day, the operator also conducts a calibration.

Following the initial daily calibration, six samples contained within XRF sample cups are analyzed:

•

20029

•

20073

•

21245

•

TH001 (prepared for program)

•

TH002 (prepared for program)

•

SiO2 Blank (supplied by Elemental Controls Ltd.).

Samples 20029, 20073, and 21245; although not standards; were measured daily for an additional indication and verification of machine consistency.  The units have been found to provide highly consistent readings during testing in the field.

TH001, TH002, and SiO2 Blank are prepared sample standards. Reported vanadium values can be verified and/or corrected when these samples have been analyzed.  The SiO2 Blank has a known value of 55 ppm Vanadium.

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ADJACENT PROPERTIES

PEG observed from the air three stone quarries located to the northeast of the Green Giant Property, only one of these in currently in production.  The quarry produces labradorite blocks for export to Italy through the port of Toliara.  PEG has not confirmed the ownership or the resources of the quarries.  The occurrence of labradorite does not influence the known vanadium mineralization encountered on the Green Giant project.

There are no previous reports of vanadium mineralization in the area.

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MINERAL PROCESSING AND METALLURGICAL TESTING

When it was established in 2008 that a group of significant vanadium deposits existed within the Green Giant property, a preliminary series of petrographic studies and preliminary metallurgical tests were completed on a selection of reject samples from the original laboratory analyses.  A summary of this initial work is described below.

As the economic parameters of vanadium production were not well known to Uranium Star, it was felt that the Company should seek specialist advice to establish economic benchmarks that could help the Company direct its exploration efforts.

Given the bulk of the mineralization was contained in silicate minerals the first goal was to establish whether the mineralization is refractory and if in fact the vanadium could be extracted under conditions, which could be reasonably expected to be practical under normal commercial constraints.  Current test results are very preliminary in nature and this work is ongoing.  Testing is directed towards selection of a preliminary vanadium extraction process and using this data as a base, PEG will provide plant operating and capital cost estimates for a desktop study of the project.

The results of recent metallurgical test work are discussed below.

16.1

Microlithics Heavy Liquid Separation Analysis

In order to establish the type of mineralogy that hosted the vanadium mineralization, Bob Barnett of R.L conducted microprobe petrologic analysis.  Geological Consulting for selected Green Giant drill core samples.  Visual observation by field personnel indicated that vanadium was predominantly in silicate mineral phases.  Subsequent to the release of his report, however, Barnett verbally stated that he felt the vanadium budget was concentrated in the oxide minerals and micas, and that this would most likely enable Uranium Star to prepare a vanadium-rich concentrate using gravity concentration techniques.

Using Barnett’s recommendations as guidance, twelve crushed drill core samples from ALS Chemex were submitted by Uranium Star for heavy liquid separation by Microlithics Laboratories Inc. in Thunder Bay, Ontario.

Upon receipt, Microlithics further crushed the samples before establishing three size fractions per sample: +2 mm, -2 mm +0.25 mm, and -0.25 mm.

Only the middle size fraction (-2 mm +0.25 mm) was selected for heavy liquid processing.  On average, 34% of the initial sample mass fell into this size category, with a range between 24% and 47%.

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The heavy liquid separation flowsheet was as follows:

The LD Concentrate consisted of oxide and micaceous minerals.  This concentrate was then separated further using a heavy liquid with a specific gravity of 3.35 to separate the micaceous minerals (HD Float) from the oxide minerals (HD Concentrate).

The HD Float and HD Concentrate splits for each sample were then resubmitted to ALS Chemex for analysis to determine where the vanadium budget of the samples resides.
Table 16-1 shows a summary of the analytical results.

Contrary to what was originally postulated by Bob Barnett, the vanadium budget of these samples does not appear to reside predominantly in the oxide minerals and/or micas.

The HD Float data indicates that on average, roughly 5% (with a range between 0.5 and 11%) of the vanadium budget is within micas (or equivalent density material).  The HD Concentrate data indicates that on average, roughly 7.5% (with a range between 0.9 and 14%) of the vanadium budget resides within the oxide minerals (or equivalent density material).  If the lower density liquid (SG=2.88) is used for establishing a concentrate (LD concentrate), roughly 11% (with a range between 0.5 and 22%) of the vanadium budget is accounted for.

As a result of the work completed on these samples, it can be concluded that a vanadium-rich oxide concentrate cannot easily be produced using conventional gravity separation methods.

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Table 16-1:   ALS / Microlithics Analytical Results

Sample Number		Original	Recovery (%)
ALS	Microlithics	V2O5%	HD Float	HD Concentrate	LD Concentrate (HD Float+HDConc)
20070	R083	0.52	0.51	NSS	0.51
20071	R084	0.48	1.74	NSS	1.74
20093	R005	1.00	10.81	0.90	11.71
20094	R006	0.67	4.67	NSS	4.67
20591	R091	0.38	1.92	2.16	4.08
20592	R092	0.43	1.52	3.64	5.17
20706	R206	0.74	5.00	7.15	12.15
20707	R207	0.70	6.30	7.82	14.12
21018	R018	0.56	10.70	11.31	22.01
21019	R019	0.41	9.70	10.78	20.48
21220	R220	0.70	5.08	14.19	19.27
21221	R221	0.56	4.24	9.41	13.65

Note:

NSS = not sufficient sample

16.2

SGS Minerals Services (Lakefield) Work

After completion of the Microlithics HLS work, Uranium Star Corporation directed SGS Minerals Services to prepare a scope of work for a preliminary hydrometallurgical test program to determine the extractability of vanadium from two composite samples.

On delivery of sample material early in 2009, SGS completed the metallurgical testing as described below.  Appendix D contains the SGS Metallurgical report.

16.2.1

Sample Preparation

SGS Minerals Services received a 150 kg shipment from ALS Chemex in Vancouver, Canada on March 20, 2009.  This shipment was comprised of 70 small samples contained in 16 rice bags.  Each sample bag contained between 100 g and 4 kg (gross weight) of processed drill core with a maximum particle size of approximately 4 mm.

The samples identified by C. Scherba of Taiga Consultants Ltd., were inventoried and sorted into five batches.  The definition of the five batches is given below, with grades and descriptions also presented in Table 16-2.

•

Batch 1 is primarily silicate portions of the Mainty Zone

•

Batch 2 is primarily silicate portions of the Mainty Zone

•

Batch 3 is from the oxide portion of the Jaky Zone

•

Batch 4 is from the unoxidized, presumably silicate portion of the Jaky Zone

•

Batch 5 is from 100 m west of the Jaky Zone and represents oxidized material.

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Table 16-2:

Uranium Star Feed Batch Information

Batch	Hole	Sample Start Number	Sample End Number	Meterage From (m)	Meterage To (m)	V2O5 Composite Grade[1] (%)	Interval (m)	Ore Type
1	TH-08-12	20549	20561	53.3	76.2	0.391	22.86	silicate
2	TH-08-12	20572	20589	88.4	114.3	0.447	25.91	silicate
3	TH-08-24	20021	20037	4.57	36.6	0.713	32	oxide
4	TH-08-24	20038	20045	36.6	60.96	1.02	24.38	silicate
5	TH-08-27	20163 20113	20166 20115	9.14	28.89	0.63	19.81	oxide

These samples were combined to produce three blends and two composite feeds as per Table 16-3.  These composite samples were then ground in 2 kg charges in a laboratory ball mill to achieve a maximum particle size of 150 µm (100% passing 100-mesh).  Particle size distribution of the composite feed samples (before and after grinding) together with specific gravity analyses are summarized in Table 16-4 and shown in included in Figure 16-1.

Table 16-3:   Ore Compositing Details

Identification	Components	Ore Type	Mass (kg)
Blend A	Batch 1, Batch 2	Silicate	26.1
Blend B	Batch 3, Batch 5	Oxide	14.5
Blend C	Batch 4	Silicate	4.8
Silicate Comp	Blend A, Blend C	Silicate	30.9
Oxide Comp	Blend B	Oxide	14.5

Table 16-4:    Particle Size and Specific Gravity

	Silicate Composite	Oxide Composite
Feed (as received K80 µm	749	703
Feed to leach tests K80 µm	104	72
SG (relative to water)	2.72	2.69

1 V2O5 grade determined by ALS Chemex and provided to SGS by Taiga Consultants Ltd.

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Figure 16-1:

Particle Size Distributions

Silicate Comp
K80 = 749 µm
Oxide Comp
K80 = 703 µm
Silicate Leach Feed
K80 = 104 µm
Oxide Leach Feed
K80 = 72 µm
Cumulative % Passing
Screen Size (micrometers)

16.2.2

Head Assay

The silicate and oxide composites were analysed for metals content by ICP-OES following a strong acid digestion and by Whole Rock Analysis (WRA) by X-Ray Fluorescence (XRF) expressing major elements as oxides.  Each composite was also analysed for total sulphur and total carbon contents by Leco.  Table 16-5 presents the results from these analyses.

16.2.3

Leaching Tests

A series of four simple bench-scale leach-tests were performed using the ground Silicate Composite and the Oxide Composite samples as described above.  The leach feed charge for each test was 290 g of dry ore.  Each test was run at 25% (w/w) solids at 80°C for 24 hours.  The free acid (FA) of the tests was maintained by addition of concentrated (96%) sulphuric acid and checked by free acid titration (FAT).

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Table 16-5:   Head Assays

	Silicate Composite	Oxide Composite
V2O5, %	0.57	0.95
SiO2, 5	56.4	61.6
Al2O3, %	11.4	12.3
Fe2O3, %	6.26	7.86
MgO, %	2.61	0.47
CaO, %	2.56	0.13
Na2O, %	0.15	0.17
K2O, %	1.87	1.9
TiO2, %	0.58	0.63
P2O5, %	0.77	1.32
MnO, %	0.13	0.01
Cr2O3, %	0.04	0.05
LOI, %	14.7	12.9
Sum, %	98.1	100.3
S, %	3.56	1.39
C(t), %	6.2	3.64
Ag, g/t	<2	<2
As, g/t	<30	<30
Ba, g/t	4,000	1,600
Be, g/t	1.8	1.6
Bi, g/t	<20	<20
Cd, g/t	<20	<20
Co, g/t	30	<20
Cu, g/t	648	242
Li, g/t	<20	<20
Mo, g/t	130	68
Ni, g/t	220	42
Pb, g/t	27	29
Sb, g/t	<20	<20
Se, g/t	<30	<30
Sn, g/t	<20	<20
Sr, g/t	140	220
TI, g/t	<30	<30
U, g/t	<50	<50
Y, g/t	49	50
Zn, g/t	170	32

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One test for each composite was maintained at 20 g/L H2SO4, while the remaining two tests were maintained at 100 g/L H2SO4.  Time zero of the leach was the point at which the free acid target was achieved.  The oxidation potential (ORP, measured vs. Ag|AgCl with saturated KCl electrode) of each test was monitored and recorded throughout the leach period.  Each test was run in a 2 L Pyrex reaction kettle equipped with reflux condenser and agitated with a 5 cm diameter four-blade Teflon impeller with 45° pitch rotating at 400 rpm.  The slurry from each test was sampled at 1, 3, 6, and 12 hours.

The pregnant leach solution from each of these samples was analysed for vanadium content while the residue was submitted for an ICP scan after two consecutive 60 mL de-ionized water displacement washes.  At the conclusion of the tests, the entire reactor contents were weighed and filtered through a 185 mm diameter Whatman #1 filter paper.  A sub-sample of the pregnant leach solution was submitted for vanadium, silicon, and a full ICP scan.  The entire final residue was submitted for an ICP scan after one 300 mL de-ionized water repulp wash and one 300 mL de-ionized water displacement wash.

Material from the FA titration samples was disposed.

Average conditions for tests L1-L4 are included in Table 16-6 and average recoveries are graphically shown in Figure 16-2 and tabulated in Tables 16-7 to 16-10.  Leach residue tenors are graphically shown in Figure 16-3.

Kinetic vanadium liquor analyses and dissolved impurity levels are included in Appendix D.

Table 16-6:    Average Test Conditions

Test ID	L1	L2	L3	L4
Sample	Oxide	Oxide	Silicate	Silicate
Avg. T, °C	82	81	81	81
Feed % solids	25	25	25	25
Avg. FAT, g/L H2SO4	101	20	103	20
Avg. pH	-0.2	0.8	-0.3	0.5
Avg. ORP, mV	630	516	865	731
Acid consumption	250	102	179	52

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Figure 16 2-:   Vanadium Extraction vs. Time

Figure16-3 -:   Residue Assay vs. Time

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Table 16-7:   Metal Extraction Data

Test ID	L1 (%)	L2 (%)	L3 (%)	L4 (%)
1 h	27.9	13.6	50.5	20.3
3 h	33.1	17.7	61.1	26.8
6 h	45.5	22.6	66.7	31.0
12 h	62.0	32.2	71.0	36.5
24 h	69.9	34.5	78.2	39.9

Table 16-8:   Vanadium Solution Analyses

Test ID Vanadium	L1 (mg/L)	L2 (mg/L)	L3 (mg/L)	L4 (mg/L)
1 h	170	84	510	190
3 h	210	100	620	250
6 h	280	130	670	290
12 h	420	180	750	350
24 h	500	220	800	390

Table 16-9:  Impurity Solution (final PLS only) Levels

Test ID	L1 (mg/L)	L2 (mg/L)	L3 (mg/L)	L4 (mg/L)
Al	5,600	1,500	3,800	930
Fe	5,300	2,500	9,500	2,100
K	1,100	380	1,100	270
Mg	2,400	1,100	370	170
P	830	560	1,000	110
Si	180	480	250	280
Cu	140	120	47	38
Ti	160	19	140	7.7
Mn	220	170	23	16

Table 16-10:   Vanadium Partial Residue Analyses

Test ID Vanadium	L1 (%)	L2 (%)	L3 (%)	L4 (%)
0 h (feed)	0.32	0.32	0.53	0.53
1 h	0.22	0.26	0.27	0.37
3 h	0.21	0.25	0.22	0.36
6 h	0.18	0.22	0.20	0.34
12 h	0.14	0.19	0.17	0.30
24 h	0.11	0.20	0.14	0.30

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From these results, the following observations can be made:

•

High free acid levels of 100 g/L H2SO4 led to higher V extraction in both samples than the test performed under 20 g/L H2SO4 conditions

•

The tests performed with 100 g/L free acid concentrations seem to continue leaching at 24 hours (based on increasing extraction observed in Figure 16-2 and decreasing residue assays in Figure 16-3

•

Overall extraction of vanadium from the silicate sample is higher (78.2%) than from the oxide sample (69.9%)

•

Despite the higher extraction of vanadium from the silicate samples, acid consumption (using the 100 g/L series of tests) is generally lower with the silicate sample (179 kg/t) than with the oxide sample (250 kg/t).  This can be attributed to higher co-extraction of acid consuming elements such as aluminum, magnesium and manganese.

It was observed that a precipitate formed in the filtrate of the Silicate Composite leaches if the pulp was filtered hot.  These filtrate samples were filtered again and the precipitate from all of the filtrate samples was combined to be analysed.  At 23% Ca this precipitate is presumed to be mainly gypsum.

Table 16-11:   Precipitate Analysis

%	Al	Fe	Mg	Ca	K	Ti	Mn	Cr	V	Na	P
Precipitate	1.7	0.094	0.013	23	0.012	0.048	0.0025	0.0007	0.0012	0.0034	0.02

•

Maximum vanadium extraction accomplished in this scoping study was 69.9% (oxide sample) and 78.2% (silicate sample).  Main conditions included an acid concentration of 100 g/L H2SO4, test temperature of 80°C and test duration of 24 h

•

Leach recovery may be improved by increasing acid concentration and extending the leach retention time; further test work is required to confirm this

•

Given the fact that reasonable vanadium extraction appears feasible it is recommended to look into physical upgrading methods such as gravity separation and flotation.

In general, considering the preliminary nature of these tests, the results can be considered encouraging and suggest that further improvements may be achieved through additional testing.

Contrary to initial expectations, the silicate sample was more reactive than the oxide sample to leaching by sulphuric acid, and a higher vanadium component was extracted from the silicate samples than from the oxide samples.

On the negative side, acid consumption was judged to be quite high.  Extraction of vanadium by SGS was sufficiently elevated to indicate that the material is not refractory, although the reader is advised that it has not yet been established if a commercial grade extractive process can be devised for this project.

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16.3

Desktop Study Metallurgical Support Program

With encouraging hydrometallurgical results from the preliminary testing conducted at SGS, it was decided to expand the metallurgical test program to include sufficient data to allow production of a desktop level study with capital and operating cost estimates.  This metallurgical study is presently in progress.

Four samples of Oxide ore (totalling 138 kg) and three samples of Primary (silicate) ore (totalling 108 kg) were sent to Mintek Metallurgical test facilities in Johannesburg, South Africa.  As this program of work is currently ongoing and results will be communicated in future technical reports, the test program has been designed to examine the following:

• Sample Mineralogy	to further understand the distribution and association of vanadium-rich minerals within these samples
• Leaching	To develop the work conducted at SGS, testing longer leaches, alternative lixiviants and possibly temperature/pressure
• Preconcentration

A program of physical and chemical separation techniques (such as flotation and gravity concentration) will be tested to determine if the Green Giant mineralisation is amenable to preconcentration techniques as a means of upgrading prior to leaching.

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MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

PEG is unaware of any historical or current resources or reserves established within the Green Giant project and the data from the current exploration program are insufficiently to calculate reliable vanadium resource figures at this time.

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OTHER RELEVANT DATA AND INFORMATION

This item does not apply to the Green Giant Project at this time.

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ADDITIONAL NEEDS FOR DEVELOPMENT AND PRODUCTION PROPERTIES

This item does not apply to the Green Giant Project at this time.

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INTERPRETATION AND CONCLUSIONS

Uranium Star Corporation completed initial airborne and ground based exploration on the Green Giant project in Madagascar with the intent of evaluating the potential of the property to host Volcanic Massive Sulphide (VMS) mineralization.  The property was identified originally as having VMS potential based upon the occurrence of base metal occurrences in the district.

Archival research indicates that little and possibly no modern exploration has been completed in this part of Madagascar following their independence in 1960.

Drill targets were established by examining a compiled data set for all geophysical, geochemical, and geological data conducted by the company since 2007.  Analytical results had indicated geochemical associations common to VMS mineralization; however, when targets were drill tested, no significant base metal mineralization was encountered.  The drilling did encounter a number of zones with vanadium and other anomalous concentrations of multi-elements.

The discovery of potentially economic vanadium mineralization on the property changed the focus of the diamond-drilling program.  Through a combination of prospecting, ground based scintillometer surveying, and analysis of airborne radiometric survey data, five extensive vanadium-bearing trends were identified over the course of the 2008 exploration program.  These vanadiferous trends are believed to have formed in a black shale or paleo-roll-front environment before being subjected to regional granulite facies metamorphism. With the tenor of vanadium encountered in drill core coupled with the areal extent of vanadium-bearing trends, indicates the Green Giant project has the potential to host a significant vanadium deposit.

The 2009 trenching program was designed to test further the surficial extent of the recently discovered vanadium zones.  A total of 55 trenches have been excavated and sampled in the Jaky Zone, the Mainty Zone and the Manga Zone as of the time of writing of this report. These zones represent an 18-km strike length of an interpreted single stratigraphic horizon, which the Company believes is continuously mineralized.  Additional mechanical trenching is ongoing with the intent of demarcating this mineralized horizon at relatively regular intervals.  The Fondrana Zone located approximately 2.0 km to the west of the north end of the Mainty Zone will also be tested with several trenches.

To assist with the identification of the visually obscure nature of the vanadium mineralization and due to the long lead times involved in receiving assay results, the Company employed in-field analytical procedures utilising portable hand held Niton XRF analysers to detect the vanadium zones.  The trenches were designed to pinpoint the areal extent of the vanadium trends at surface and provide information of the vanadium mineralization in the oxidized zone above known subsurface vanadium trends, which had been drilled in 2008.

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FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

The 2009 trench data confirms the vanadium mineralization indentified during the 2008 drill program.  In general, the surface exposure of the vanadium tends to be somewhat wider than the results from 2008 drilling of fresh mineralization.  Both the Jaky and Mainty Zones were found to extend at surface for over 1 km in length each with the Jaky Zone having a width in excess of 200 m while the Mainty Zone exceeds widths of 100 m.

Preliminary metallurgical testing on sample reject material indicates that the silicate and oxide mineralization types are not refractory and that vanadium can be extracted under acid attack.  The material tested was primarily silicate in nature; however, for the one oxide sample tested the extractability of vanadium was somewhat less than for silicate material.  Further metallurgical study is required to establish the practicability of vanadium extraction from both types of mineralization.

The exploration programs in 2008 and 2009 have established that at least two large-scale, high-grade vanadium deposits exist on the property and given that the mineralization is not refractory these deposits represent an exploration prospect of merit.

Assuming that the Jaky, Manga, and Mainty Zones form a continuous strike length of +18 km and are in the order of 50 m wide and have been intersected by drilling to depths approaching 150 m, using conservative parameters of between 6 km and 12 km of strike length, 50 m wide, to a depth of 100 m, would produce tonnage estimates in the range of 75 Mt to 150 Mt. This tonnage is purely conceptual and has insufficient exploration data to generate a properly defined resource.

 A significant amount of drilling will be required to confirm the above estimates.  Subsequent exploration work should be geared towards developing a deposit model and generating a resource estimate.

  Page 20-2

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

RECOMMENDATIONS

The property merits an aggressive exploration program consisting of exploratory and infill diamond drilling over vanadium-bearing zones identified by diamond drilling in 2008 and in trenching completed in the first half of 2009.  The goal of the program should be to establish a vanadium resource in the Jaky and Mainty Zones and to continue exploration on other less well-developed target areas mainly the Fondrana and Maitso Zones.

Table 21-1 and Figure 21-1 show the proposed data drill plan.  In the event the drilling is successful, it is clear that additional diamond drilling will be required to detail the full extent of the zone.  In addition to the normal data collected during the drilling campaign, it is recommended to record the oxide/fresh rock contact down hole in order to profile this boundary for any future resource evaluation.

Table 21-1:   Drill Hole Plan

Hole ID	UTMX	UTMY	Azimuth	Inclination	Phase
J1	501327	7336600	090	-45	1
J2	501281	7336650	090	-45	1
J3	501351	7336650	090	-45	1
J4	501296	7336700	090	-45	1
J5	501366	7336700	090	-45	1
J6	501436	7336700	090	-45	1
J7	501383	7336750	090	-45	1
J8	501453	7336750	090	-45	1
J9	501400	7336800	090	-45	1
J10	501470	7336800	090	-45	1
J11	501417	7336850	090	-45	1
J12	501487	7336850	090	-45	1
J13	501435	7336900	090	-45	1
J14	501505	7336900	090	-45	1
J15	501450	7336950	090	-45	1
J16	501520	7336950	090	-45	1
J17	501467	7337000	090	-45	1
J18	501537	7337000	090	-45	1
J19	501482	7337050	090	-45	1
J20	501552	7337050	090	-45	1
J21	501497	7337100	090	-45	1
J22	501567	7337100	090	-45	1
J23	501512	7337150	090	-45	1
J24	501582	7337150	090	-45	1
J25	501529	7337200	090	-45	1
J26	501599	7337200	090	-45	1

  Page 21-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Figure 21-1:   Drill Hole Plan

501,000 mE
501,200 mE
501,400 mE
501,600 mE
501,800 mE
502,000 mE
7,338,000 mN
7,337,800 mN
7,337,600 mN
7,337,400 mN
7,337,200 mN
7,337,000 mN
7,336,800 mN
7,336,600 mN
7,336,400 mN
7,336,200 mN
N
Village
Village
Village
Fields
Village
Village and Fields
Village
TR-09-008-2
TR-09-008
TH-08-31
TR-09-007
TR-09-007-2
TR-09-006
TH-08-01a
TH-08-01
TH-08-29
TR-09-005
J-23
J-24
J-25
TR-09-055
TR-09-004
TH-08-28
J-19
J-20
TH-08-25
J-22
J-27
J-14
J-15
J-16
J-18
TR-09-054
J-11
J-12
J-13
TR-09-003
J-MET-02
TR-09-039
J-07
J-08
J-09
TH-08-26
TH-08-24
J-04
J-05
J-06
J-MET-01
TR-09-002
High Grade Zone
J-26
J-01
J-02
J-MET-03
TR-09-038
J-03
J-10
J-17
TR-09-001
J-21
0
150
300
meters
WGS84 38S
Jaky Zone - Diamond Drill Hole and Trench Collars
DDH Collar
Trench Collar

  Page 21-2

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

It is also recommended once the strike extents of the various zones are delineated, to vary the drill hole spacing or orientation of the holes to allow for short-range variography.

The economic potential of the Green Giant project rests upon the ability to extract vanadium using reasonable, potentially economic parameters.  The Company is encouraged to carry out further larger sample tests and more complete metallurgical testing of vanadium ores to establish the technological and economic parameters of vanadium processing.  The goal of this work is to identify a potentially economic processing method to extract vanadium from both the silicate and oxide ore types, which are known to exist on the property.  Given that currently little is known regarding the amenability of oxide material for processing, the Company is advised to treat primary material as a priority for study.

Given the project is looking increasingly more substantial, the Company is advised to begin the collection of weather, environmental, and social data, which would be required in any engineering and socio-economic pre-feasibility study.  In terms of weather at least two years of complete year round data is required to establish climactic baselines.  In areas where mineralization comes in close contact to habitation the Company is advised to setup liaison with local civic groups and at the earliest possible opportunity complete a local census to establish population levels.

Table 21-2 outlines the expected cost of US$1,202,000 for the recommended program.

Table 21-2:   Exploration Budget

Category	Unit Cost (US$)	Total Cost (US$)
Pre-field preparation	-	25,000
Equipment purchase	-	40,000
Camp expansion	-	5,000
Travel – Local	-	10,000
Travel – International	-	50,000
Environmental study	-	35,000
Metallurgical study	-	50,000
Engineering	-	50,000
Camp costs(local salaries) – 3 months	$50,000/months	150,000
Drilling (all up) – 4,000 m	$115/m	450,000
Assay cost – 3,000 samples	$50	150,000
Report writing	-	30,000
Total	-	1,045,000
Contingency	15%	157,000
Grand Total	-	1,202,000

Note:

Grand Total does not include any provision for corporate or other head office overhead and pertains only to expected direct exploration costs and the cost of maintaining an exploration organization in Madagascar.

  Page 21-3

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

CERTIFICATES

22.1

Certificate of Qualification – Todd McCracken

I, Todd McCracken, P.Geo., of Sudbury, Ontario, do hereby certify that as one of the authors of this Technical Report titled Technical Report Update NI 43-101 for the Green Giant Project, Fotadrevo, Province of Toliara, Madagascar, dated November 27th, 2009, I hereby make the following statements:

•

I am a Senior Geologist with PEG Mining consultants Inc. with a business address at 92 Caplan Avenue, Suite 610, Barrie, Ontario, Canada, L4N 0Z7.

•

I am a graduate of University of Waterloo (B.Sc. Hons., 1992).

•

I am a member in good standing of the Association of Professional Geoscientists of Ontario (Registration #0631).

•

I have practiced my profession in the mining industry continuously since graduation.

•

I have read the definition of “qualified person” set out in National Instrument 43-101 (NI 43-101) and certify that, by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purpose of NI 43-101.

•

My relevant experience with respect to exploration and resource modelling includes 17 years experience in the mining sector covering exploration, mine geology, grade control, and resource modelling.  I was involved in numerous projects around the world in both base metals and precious metals deposits.

•

I am responsible for the preparation of this technical report titled “Technical Report Update NI 43-101 for the Green Giant Project, Fotadrevo, Province of Toliara, Madagascar, dated November 27th, 2009.

•

I have no prior involvement with the property that is the subject of the Technical Report.

•

As of the date of this Certificate, to my knowledge, information, and belief, this technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

•

I am independent of the Issuer as defined by Section 1.4 of the Instrument.

•

I have read National Instrument 43-101 and the Technical Report has been prepared in compliance with National Instrument 43-101 and Form 43-101F1.

Signed and dated this 27th day of November 2009, at Barrie, Ontario.

“Original Document, Revision XX signed and sealed by person, qualification”
Signature

  Page 22-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

22.2

Certificate of Qualifications – Andy Holloway

I, Andy Holloway, P.Eng., of Peterborough, Ontario, do hereby certify that as one of the authors of this Technical Report titled Technical Report Update NI 43-101 for the Green Giant Project, Fotadrevo, Province of Toliara, Madagascar, dated November 27th, 2009, I hereby make the following statements:

•

I am a Process Engineer with ARH Metallurgical Inc. with a business address at 631 Green Boulevard, Peterborough, Ontario, Canada, K9K 1K2

•

I am a graduate of the University of Newcastle upon Tyne, England, B.Eng. (Hons.), 1989, and I have practised my profession continuously since then.

•

I am a Professional Engineer licensed by Professional Engineers Ontario (Membership Number 100082475).

•

I have read the definition of “qualified person” set out in National Instrument 43-101 (NI 43-101) and certify that, by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purpose of NI 43-101.

•

My relevant experience with respect to mineral processing & metallurgy includes 19 years experience in the mining sector covering mineral processing, process plant operation, design engineering and management.  I have been involved in numerous projects around the world in both base metals and precious metals deposits.

•

I am responsible for the preparation of Section 6.0 of this technical report titled “Technical Report Update NI 43-101 for the Green Giant Project, Fotadrevo, Province of Toliara, Madagascar, dated November 27th, 2009.

•

I have no prior involvement with the property that is the subject of the Technical Report.

•

As of the date of this Certificate, to my knowledge, information, and belief, this technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

•

I am independent of the Issuer as defined by Section 1.4 of the Instrument.

•

I have read National Instrument 43-101 and the Technical Report has been prepared in compliance with National Instrument 43-101 and Form 43-101F1.

Signed and dated this 27th day of November 2009, at Peterborough, Ontario.

“Original Document, Revision XX signed and sealed by person, qualification”
Signature

  Page 22-2

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

REFERENCES

Besairie, H. (1964).  Madagascar, Carte Géologique 1/1,000,000.  In three sheets Antananarivo.

Barrie, T.C., Ph.D., P.Geo., (Sep. 2009).  Memo: Genesis of the Green Giant Vanadium Deposit.

Southern Madagascar

BRGM (1985).   Plan Directeur d’Actions Pour la Mise en Valeur des Ressources du Sol et du Sous-Sol de Madagascar, Direction des Mines et de la Géologie, Contrat d’etude No 01/84/MIEM-DME/FED, Three volumes: Premier Phase-Premier partie 573 pp; -Deuxieme partie 418 pp; Deuxieme Phase 146 pp.

Cazoulat, M. (1985).  Geologic Environment of the Uranium Deposits in the Carboniferous and Jurassic Sandstone of the Western Margin of the Air Mountains in the Republic of Niger: Internat. Atomic Energy Agency TECDOC 328, pp. 247-263.

Collins, Alan S. (2006).  Madagascar and the amalgamation of Central Gondwana. Gondwana Research 9, pp. 3-16.

Levinson, A.A. (1974).  Introduction to Exploration Geochemistry.  Applied Publishing, Wilmette, IL, 924 pp.

Pagel, M.; Cavellec, S.; Forbes, P.; Gerbaud, Vergley, P.; Wagani, I.; Mathieu, R. (2005).  Uranium Deposits in the Arlit Area (Niger), Min Dep Res: Meeting the Global Challenge, Proc of the 8th Biennial SGA Meeting, Beijing, August 2005. pp 304-306.

Pitfield, P.; Bauer, W.; Schofield, D.; Tusky, T.; Randriamananjana, T. (2006).  Reappraisal of the geology and structural evolution of the Precambrian basement in north and east-central Madagascar. Geophysical research Abstracts, Vol. 8.

Polyak, D.E. (2007).  Vanadium, USGS Minerals Yearbook, publication April 2007, pp 80-1 to 80-11.

Taner, M.F.; Gault, A.; Ercit, T.S., (2000).  Vanadium mineralization and its industry in Canada. The Gangue; 65: pp 3-9.

Barnett, R.L. (2009).  Petrographic-electron microprobe investigation of selected samples from the Three Horses Vanadium Prospect, Madagascar.  Private report for Uranium Star; 13 pp.

  Page 23-1

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

Fugro Airborne Surveys Corp. (2008).  DIGHEM Survey for Madagascar Mining Investments, Three Horse Property, Tulear, Madagascar Map Sheets G59, C60, H59, H60, April 23, 2008, Report #07090.

Scherba, C.; Aussant, C.H. (2009).  Exploration Report on the Three Horses Property; unfinished draft prepared for Uranium Star Corporation; 86 pp.

Scherba, C.S.; Chisholm, R.E. (2008).  Geological Evaluation of the Three Horses Property. Private report prepared for Uranium Star Corporation; 81 pp.

  Page 23-2

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

APPENDIX A

MAPPED TRENCHES

  Appendix A

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

APPENDIX B

DRILL SECTIONS

  Appendix B

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

APPENDIX C

CERTIFICATES OF STANDARDS

  Appendix C

GREEN GIANT PROJECT
FOTADREVO, PROVINCE OF TOLIARA, MADAGASCAR TECHNICAL REPORT UPDATE NI 43-101

APPENDIX D

SGS METALLURGICAL REPORT

  Appendix D